Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333 - 145845

October 23, 2007

iPath® Copy Deck v. 1.5

10/15/07

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iPath® Exchange Traded Notes (ETNs)

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SUB HEAD: iPath® Dow Jones-AIG Sub-Index ETNs now trading>

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Commodities

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iPath® Dow Jones-AIG Commodity Index Total ReturnSM ETN (DJP)

iPath® Dow Jones-AIG Agriculture Total Return Sub-IndexSM ETN (JJA)

iPath® Dow Jones-AIG Copper Total Return Sub-IndexSM ETN (JJC)

iPath® Dow Jones-AIG Grains Total Return Sub-IndexSM ETN (JJG)

iPath® Dow Jones-AIG Energy Index Total Return Sub-IndexSM ETN (JJE)

iPath® Dow Jones-AIG Industrial Metals Total Return Sub-IndexSM ETN (JJM)

iPath® Dow Jones-AIG Livestock Total Return Sub-IndexSM ETN (COW)

iPath® Dow Jones-AIG Natural Gas Index Total Return Sub-IndexSM ETN (GAZ)

iPath® Dow Jones-AIG Nickel Total Return Sub-IndexSM ETN (JJN)

iPath® S&P GSCI™ Total Return Index ETN (GSP)

iPath® S&P GSCI™ Crude Oil Total Return Index ETN (OIL)

Currencies

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iPath® EUR/USD Exchange Rate ETN (ERO)

iPath® GBP/USD Exchange Rate ETN (GBB)

iPath® JPY/USD Exchange Rate ETN (JYN)

Emerging Markets

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iPath® MSCI India IndexSM ETN (INP)

Strategies

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iPath® CBOE S&P 500 BuyWrite IndexSM ETN (BWV)

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IPATH ETNS OFFER

•	Cost and tax efficiency

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An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-76-iPATH, or you may request a copy from any other dealer participating in the offering.

Barclays Global Investors Services, a subsidiary of Barclays Global Investors, N.A. (“BGINA”), assists in the promotion of the Securities. Barclays Global Investors, N.A. and Barclays Capital Inc. (“BCI”) are affiliates of Barclays Bank PLC.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to direct investment in index or index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the value of the relevant index has increased. An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

A “buy-write” strategy consists of a hypothetical portfolio consisting of a “long” position in the components of an underlying index and the sale of a succession of one-month, at- or slightly out-of-the-money call options on the underlying index or its components. An investment in iPath ETNs linked to buy-write strategies limit participation in any appreciation of the underlying indexes above the strike price of the call options sold, but exposure to any decline in the value of the indexes will not be limited. Stock and option prices may change unpredictably, affecting the value of the buy-write strategy and, consequently, the value of your Securities in unforeseeable ways.

The index components for iPath ETNs linked to commodities indexes are concentrated in the commodities sector. The market value of the Securities may be influenced by many unpredictable factors, including, where applicable, highly volatile commodities prices, changes in supply and demand relationships; weather; agriculture; trade; pestilence; changes in interest rates; and monetary and other governmental policies, action and inaction. Index components that track the performance of a single commodity, or index components concentrated in a single sector, are speculative and may typically exhibit higher volatility. The current or “spot” prices of the underlying physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity. These factors may affect the value of the index and the value of your Securities in varying ways.

In addition to factors affecting commodities generally, index components composed of futures contracts on nickel or copper, which are industrial metals, may be subject to a number of additional factors specific to industrial metals that might cause price volatility. These include changes in the level of industrial activity using industrial metals (including the availability of substitutes such as man-made or synthetic substitutes); disruptions in the supply chain, from mining to storage to smelting or refining; adjustments to inventory; variations in production costs, including storage, labor and energy costs; costs associated with regulatory compliance, including environmental regulations; and changes in industrial, government and consumer demand, both in individual consuming nations and internationally. Index components concentrated in futures contracts on agricultural products, including grains, may be subject to a number of additional factors specific to agricultural products that might cause price volatility. These include weather conditions, including floods, drought and freezing conditions; changes in government policies; planting decisions; and changes in demand for agricultural products, both with end users and as inputs into various industries.

In addition to factors affecting commodities generally, index components composed of futures contracts on natural gas may be subject to a number of additional factors specific to energy-related commodities that might cause price volatility. These include changes in the level of industrial and commercial activity with high levels of energy demand; disruptions in the supply chain or in the production or supply of other energy sources; price changes in alternative sources of energy; adjustments to inventory; variations in production and shipping costs; costs associated with regulatory compliance, including environmental regulations; and changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

In addition to factors affecting commodities generally, index components composed of futures contracts on industrial metals may be subject to a number of additional factors specific to industrial metals that might cause price volatility. These include changes in the level of industrial activity using industrial metals (including the availability of substitutes such as man-made or synthetic substitutes); disruptions in the supply chain, from mining to storage to smelting or refining; adjustments to inventory; variations in production costs, including storage, labor and energy costs; costs associated with regulatory compliance, including environmental regulations; and changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

An investment in iPath ETNs linked to the performance of a foreign currency exchange rate is subject to risks associated with fluctuations, particularly a decline, in the price of the applicable single foreign currency relative to the U.S. dollar. Factors that may have the effect of causing a decline in the price of a foreign currency include national debt levels and trade deficits, domestic and foreign inflation rates, domestic and foreign interest rates, and global or regional economic, financial, political, regulatory, geographical or judicial events. Currency exchange rates may be extremely volatile, and exposure to a single currency can lead to significant losses.

An investment in the iPath ETNs linked to the MSCI India Total Return IndexSM may carry risks similar to a concentrated securities investment in a single region. International investments may involve risk of capital loss from unfavorable fluctuation in currency values, from differences in generally accepted accounting principles or from economic or political instability in other nations. Emerging markets involve heightened risks related to the same factors as well as increased volatility and lower trading volume. Securities focusing on a single country may be subject to higher volatility.

iPath ETNs typically have lower investor fees than currently existing mutual funds that invest in similar markets and are available to retail investors. Buying and selling iPath ETNs will result in brokerage commissions. The sale, redemption or maturity of the Securities will generate tax consequences. In certain cases, you may be required to make a specific election in order to receive the most favorable tax treatment. For a more complete description, please see the description of the U.S. federal income tax treatment in the applicable Pricing Supplement at www.iPathETN.com.

BGINA and its affiliates, and BCI and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

“Dow Jones®”, “AIG®”, “Dow Jones-AIG Commodity IndexSM”, “DJ-AIGCISM”, “Dow Jones-AIG Commodity Index Total ReturnSM”, “Dow Jones-AIG Agriculture Total Return Sub-IndexSM”, “Dow Jones-AIG Copper Total Return Sub-IndexSM”, “Dow Jones-AIG Energy Total Return Sub-IndexSM”, “Dow Jones-AIG Grains Total Return Sub-IndexSM”, “Dow Jones-AIG Industrial Metals Total Return Sub-IndexSM”, “Dow Jones-AIG Livestock Total Return Sub-IndexSM”, Dow Jones-AIG Natural Gas Total Return Sub-IndexSM and “Dow Jones-AIG Nickel Total Return Sub-IndexSM” are registered trademarks or servicemarks of Dow Jones & Company, Inc. (“Dow Jones”), and American International Group, Inc. (“AIG”), as the case may be, and have been licensed for use for certain purposes by Barclays Bank PLC for the Securities. The Securities based on the Dow Jones–AIG Commodity Index Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, AIG Financial Products Corp. (“AIG-FP”), AIG, or any of their respective subsidiaries or affiliates and none of Dow Jones, AIG-FP, AIG, or any of their respective subsidiaries or affiliates makes any representation regarding the advisability of investing in such Securities.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

“Standard & Poor’s®,” “S&P®,” “GSCI®,” “S&P GSCITM,” “S&P GSCITM Index,” “S&P GSCITM Total Return Index,” “S&P GSCITM Crude Oil Total Return Index” and “S&P GSCITM Commodity Index” are trademarks or service marks of The McGraw-Hill Companies, Inc. and have been licensed for use by Barclays Bank PLC in connection with the Securities. The S&P GSCITM Index, the S&P GSCITM Total Return Index, the S&P GSCITM Crude Oil Total Return Index, and S&P GSCITM Commodity Index are not owned, endorsed, or approved by or associated with Goldman Sachs & Co. or its affiliated companies. The Securities are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. or any of its affiliates (“Standard & Poor’s”).Standard & Poor’s does not make any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCITM Index or any of its subindexes to track general commodity market performance.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500,” and “500” are trademarks of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and “BuyWrite” and “CBOE” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”). These marks have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by Standard &Poor’s or CBOE and Standard &Poor’s and CBOE make no representation regarding the advisability of investing in the Securities.

NOT FDIC INSURED · NO BANK GUARANTEE · MAY LOSE VALUE

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2007 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

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☐	Bank Professional

I work for a bank and manage portfolios on behalf of clients within the brokerage, private wealth, family office, foundation and endowment, or pension groups.

☐	Institutional Investor

I manage portfolios on behalf of, or otherwise represent, an organization or entity, including banks, savings and loans, insurance companies, registered investment companies, governmental entities, employee benefit or qualified plans, and/or any other entity with total assets of at least $50 million.

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We welcome inquiries or comments about our Privacy Policy and any iPath ETN-related questions at ipathetn@seic.com or call 1-877-76-iPATH.

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Inside Barclays Bank PLC

>iPath Press Releases	ABOUT BARCLAYS BANK PLC

Barclays Bank PLC is the principal subsidiary of Barclays PLC, one of the largest financial services companies in the world. Operating in more than 50 countries and with over 123,000 employees, Barclays provides banking, investment banking, and asset management services for over 27 million customers and clients globally.

•	Facts About Barclays

•	Credit Profile

•	Financial Highlights

•	Awards and Rankings for Barclays Business

•	Barclays History

•	Barclays PLC Business Profile

FACTS ABOUT BARCLAYS

•	Based in the UK, Barclays maintains a large global presence across Europe, the U.S., Africa and Asia.

•	Barclays has been involved in banking for over 300 years, making it one of the most established financial services companies in the world.

•	By market capitalization, Barclays is one of the largest financial services companies in the world.

•

In the U.S., Barclays maintains significant operations in two businesses: Barclays Capital, one of the world’s fastest growing investment banks; and Barclays Global Investors, the largest money manager in the United States[1].

CREDIT PROFILE

Barclays is highly capitalized with a balance sheet of over £997 billion2 and views its strong credit rating and disciplined approach to capital management as a source of competitive advantage. The lowest rating Barclays Bank PLC has had in the past 20 years is AA/Aa2/AA.

Current credit ratings

Rating agency	Long-term rating
Standard & Poor’s	AA

Moody’s	Aal

Fitch	AA+

A credit rating is subject to revision or withdrawal at any time by the assigning rating organization, and there is no assurance that a credit rating will remain in effect for any given period of time or that it will not be lowered, suspended or withdrawn entirely by the applicable rating agency.

FINANCIAL HIGHLIGHTS

AWARDS AND RANKINGS FOR BARCLAYS’ BUSINESSES

Barclays Global Investors

•	Best Global Fund Manager (Euromoney, 5/06)

•	Europe’s Biggest Hedge Fund Manager (Institutional Investor’s Alpha, 4/06)

•	No 1 Index manager (Pensions & Investments, 3/06)

•	No 1 ETF manager (Morgan Stanley Research, 5/06)

•	No 1 Asset manager (Global Investor, 1/06)

Barclays Capital

•	Structured Products House of the Year (Risk Awards, 1/07)

•	European Bond House of the Decade (Financial News, 6/06)

•	Commodities House of the Year for two years running (Structured Products-European Awards, 11/06)

•	U.S. Equity Derivatives House of the Year (Derivatives Week, 11/06)

•	Currency Derivatives House of the Year (Risk Magazine, 1/06)

BARCLAYS HISTORY

1690 – Partnership formed between two goldsmith bankers

1896 – Barclay & Company joint-stock bank created

1918 – Barclays becomes one of the UK’s “big five” banks

1925 – Barclays international operations developed

1981 – First foreign bank to file with SEC to raise long-term capital on the NY market

1986 – First British bank to have shares listed on Tokyo and NY stock exchanges

1986 – Investment banking operation formed which develops into Barclays Capital

1995 – Purchases Wells Fargo Nikko Investment Advisers to form Barclays Global Investors

BARCLAYS PLC BUSINESS PROFILE

[1]	July 2006, Institutional Investor

[2]	December 2006

“BGI” may be used to refer to Barclays Global Investors and its affiliates. Barclays Global Investors, N.A., a national banking association operating as a limited purpose trust company, manages collective investment products and services and provides fiduciary and custody services to various institutional investors. Barclays Global Fund Advisors (BGFA) provides investment advisory services to U.S. registered exchange traded funds and other registered investment company products. Barclays Global Investors Services (BGIS) provides marketing support to certain distributors of registered investment companies and other registered securities. BGFA and BGIS are majority-owned subsidiaries of Barclays Global Investors, N.A., which, along with Barclays Capital Inc. are subsidiaries of Barclays Bank PLC. BGI is located at 45 Fremont Street, San Francisco, CA 94105.

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-76-iPATH, or you may request a copy from any other dealer participating in the offering.

Barclays Global Investors Services, a subsidiary of Barclays Global Investors, N.A. (“BGINA”), assists in the promotion of the Securities. Barclays Global Investors, N.A., and Barclays Capital Inc.(“BCI”) are affiliates of Barclays Bank PLC.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities, even if the value of the relevant index has increased. An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequensces in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

© 2007 BGINA. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. 4423-iP-0507.

PAGE TITLE	About iPath ETNs
TAB	Overview
URL	http://www.ipathetn.com/Exchange-Traded-Notes-overview.jsp

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ABOUT iPATH EXCHANGE TRADED NOTES

iPath Exchange Traded Notes are innovative new investment products from Barclays that seek to provide investors with a new way to access the returns of a market or strategy, less investor fees. The following are answers to questions financial professionals and individuals commonly ask about iPath Exchange Traded Notes.

[Graphic] PRINT THIS PAGE         [Graphic] iPATH FREQUENTLY ASKED QUESTIONS

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•	What are iPath Exchange Traded Notes?

•	What are the advantages of iPath ETNs?

•	How are the returns of iPath ETNs calculated?

•	How do I buy an iPath ETN?

•	How do I sell an iPath ETN?

•	Do the iPath ETNs currently available make interest payments?

•	Do the iPath ETNs currently available make dividend distributions?

•	Do the iPath ETNs currently available offer principal protection?

•	Are iPath ETNs rated?

•	Who is the Issuer?

•	Who is Barclays Capital Inc.?

•	What is Barclays Global Investors’ (BGI’s) role?

•	Do iPath ETNs have voting rights?

•	Are iPath ETNs registered?

•	Are iPath ETNs linked to commodity indexes CFTC (Commodity Futures Trading Commission) regulated?

•	What are iPath Exchange Traded Notes?

iPath Exchange Traded Notes (ETNs) are senior, unsecured, unsubordinated debt securities issued by Barclays Bank PLC. They are designed to provide investors with a new way to access the returns of market benchmarks or strategies. ETNs are not equities or index funds, but they do share several characteristics. For example, like equities, they trade on an exchange and can be shorted¹. Like an index fund, they are linked to the return of a benchmark index.

•	What are the advantages of iPath ETNs?

iPath ETNs provide investors with convenient access to the returns of market benchmarks, minus investor fees, with easy transferability and an exchange listing. The ETN structure allows investors to achieve cost-effective, tax-efficient investment in previously expensive or difficult-to-reach market sectors or strategies.

•	How are the returns of iPath ETNs calculated?

iPath ETNs are designed to provide investors a return that is linked to the performance of a market index, minus investor fees.

•	How do I buy an iPath ETN?

The iPath ETNs currently available are listed on major exchanges and are available for purchase, similar to other publicly traded securities.

•	How do I sell an iPath ETN?

Investors can liquidate iPath ETNs one of three ways:

•	Sell in the secondary market during trading hours.

•

Redeem a large block of securities, typically 50,000 securities directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus². A redemption charge may apply.

Hold until maturity and receive a cash payment from the issuer, Barclays Bank PLC, equal to the principal amount of the units times the index factor on the final valuation date, less the investor fee on the final valuation date.

•	Do the iPath ETNs currently available make interest payments?

No.

•	Do the iPath ETNs currently available make dividend distributions?

No.

•	Do the iPath ETNs currently available offer principal protection?

No. Investors will receive the performance of the index to which the iPath ETN is linked, less investor fees. The index may go up or down. Even if the index goes up, investors may not recover their principal once investor fees are deducted.

•	Are iPath ETNs rated?

No. The iPath ETNs are not rated, but are backed by the credit of Barclays Bank PLC.

•	Who is the Issuer?

The issuer, Barclays Bank PLC, is the principal subsidiary of Barclays PLC, a UK-based financial services group, and one of the largest financial services companies in the world. Barclays Bank PLC and its subsidiaries (the “Barclays Group”) have been involved in banking for over 300 years, and currently maintain a global presence with headquarters in London and banking operations in Europe, the USA, Africa, and Asia. Barclays Bank PLC operates in over 50 countries with more than 123,000 permanent employees and over 27 million customers. It is engaged primarily in banking, investment banking, and investment management.

Barclays Bank PLC’s long-term unsecured obligations are rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and Aa1 by Moody’s Investors Service, Inc.³ Barclays PLC has total assets of over $1.9 trillion (as of December 31, 2006).

•	Who is Barclays Capital Inc.?

Barclays Capital Inc. will act as the issuer’s agent in connection with the distribution of the iPath ETNs. Barclays Capital Inc. is an affiliate of Barclays Bank PLC and is a registered US broker/dealer regulated by the SEC and the FINRA.

•	What is Barclays Global Investors’ (BGI’s) role?

BGI’s majority-owned broker/dealer subsidiary, Barclays Global Investors Services (BGIS), will engage in the promotion of iPath ETNs to intermediaries including registered broker/dealers and registered investment advisors, and to end-users, such as mutual funds, hedge funds, and insurance companies.

•	Do iPath ETNs have voting rights?

No. The iPath ETNs are debt securities and have no voting rights.

•	Are iPath ETNs registered?

Yes. The iPath ETNs are registered under the Securities Act of 1933.

•	Are iPath ETNs linked to commodity indexes CFTC (Commodity Futures Trading Commission) regulated?

No. iPath ETNs are debt securities issued by Barclays Bank PLC. However, futures contracts underlying the relevant market index may be regulated by the CFTC.

[1]	With short sales, you risk paying more for a security than you receive from its sale.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount. Any such reduction will be applied on a consistent basis for all holders of units at the time the reduction becomes effective.

³	Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the iPath ETNs.

PAGE TITLE	About iPath ETNs
TAB	Structure
URL	http://www.ipathetn.com/Exchange-Traded-Notes-structure.jsp

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ABOUT iPATH EXCHANGE TRADED NOTES

iPath Exchange Traded Notes are innovative new investment products from Barclays that seek to provide investors with a new way to access the returns of a market or strategy, less investor fees. The following are answers to questions financial professionals and individuals commonly ask about iPath Exchange Traded Notes.

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•	How iPath ETNs are structured

•	Differences and similarities between ETNs and Exchange Traded Funds (ETFs)

•	How iPath ETNs are structured

iPath ETNs are senior, unsecured, unsubordinated debt securities issued by Barclays Bank PLC. They are designed to provide investors access to the returns of various market benchmarks. The returns of iPath ETNs are linked to the performance of a market benchmark or strategy, less investor fees.

Highlights

Payment at maturity	If you hold your iPath ETNs to maturity, you will receive a cash payment at maturity that is linked to the performance of the corresponding index during the period beginning on the trade date and ending at maturity, less investor fees.

Liquidating prior to maturity

You can liquidate iPath ETNs before their maturity date in two ways:

•        Trade them on the exchange

•        Redeem a large block of securities, typically at least 50,000 units¹ of a particular iPath  ETN, directly to Barclays Bank PLC, subject to the procedures described in the relevant  prospectus. A redemption charge may apply.

Coupon	Interest will not be paid during the term of the iPath ETNs.

Investor fee	The investor fee is calculated cumulatively based on the Yearly Fee and the performance of the underlying index or currency exchange rate and increases each day based on the level of the index or currency exchange rate on that day. Because the investor fee reduces the amount of your return at maturity or upon redemption, if the value of the underlying decreases or does not increase significantly, you may receive less than the principal amount of your investment at maturity or upon redemption. For a more complete description of how the investor fee is calculated, please see the applicable product page and Pricing Supplement.

No principal protection	Investors will receive a cash payment linked to the performance of the corresponding index, less investor fees. The index may go up or down. Even if the index goes up, investors may not recover their principal once investor fees are deducted.

Ratings	The iPath ETNs are not rated, but are backed by the credit of Barclays Bank PLC.

Unsecured debt	iPath ETNs are senior, unsecured, unsubordinated debt securities issued by Barclays Bank PLC.

Voting rights	Because the iPath ETNs are debt securities, they do not have any voting rights.

Distributions	The iPath ETNs currently available do not make dividend distributions.

(For more details, please refer to the prospectus for the relevant iPath ETN.)

•	Differences and similarities between ETNs and Exchange Traded Funds (ETFs)

Both ETNs and ETFs provide investors access to the returns of various market benchmarks. However, ETNs are senior, unsecured debt securities issued by Barclays Bank PLC, whereas ETFs are typically registered investment companies and are collateralized by an underlying portfolio of securities.

	ETN	ETF
Liquidity	Daily on exchange	Daily on exchange

Registration	Securities Act of 1933	Investment Company Act of 1940

Recourse	Issuer credit	Portfolio of securities

Principal risk	Market and issuer risk	Market risk

Institutional size redemption	Daily to the issuer	Daily via custodian

Short sales	Yes, on an uptick or a downtick	Yes, on an uptick or a downtick

Back to Top

¹	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PAGE TITLE	About iPath ETNs
TAB	Trading/Redemption
URL	http://www.ipathetn.com/Exchange-Traded-Notes-trading.jsp

[Header]

ABOUT iPATH EXCHANGE TRADED NOTES

iPath Exchange Traded Notes are innovative new investment products from Barclays that seek to provide investors with a new way to access the returns of a market or strategy, less investor fees. The following are answers to questions financial professionals and individuals commonly ask about iPath Exchange Traded Notes.

[Graphic] PRINT THIS PAGE

[Links]

•	Where are iPath ETNs listed?

•	When can I buy or sell iPath ETNs?

•	Can the iPath ETNs be shorted?¹

•	Is there a minimum trade size for iPath ETNs?

•	How can I find iPath ETNs on Bloomberg?

•	Is a net asset value (NAV) calculated?

•	Is an intrinsic value calculated?

•	Do the iPath ETNs trade at their indicative value?

•	How can iPath ETNs be redeemed directly to the Issuer prior to the maturity date?

•	What is the redemption charge?

•	If Barclays Bank PLC’s credit rating is downgraded, what happens to the indicative value?

•	Is there a capacity constraint with respect to the iPath ETNs?

•	Is a Series 3 license required to sell iPath ETNs linked to commodity indexes?

•	Where are iPath ETNs listed?

The iPath ETNs currently available are listed on major exchanges.

•	When can I buy or sell iPath ETNs?

iPath ETNs can be bought or sold anytime during market hours.

•	Can the iPath ETNs be shorted?¹

Yes, on an uptick or a downtick and subject to the ability to locate shares to borrow.

•	Is there a minimum trade size for iPath ETNs?

No. iPath ETNs can be bought and sold at their market price on the secondary market similar to other publicly traded securities.

•	How can I find iPath ETNs on Bloomberg?

Information regarding iPath ETNs can be found on Bloomberg by typing the relevant ETN’s trading symbol, then the “Equity” key, then “Go.” For example, for information regarding the iPath® S&P GSCI™ Total Return Index ETN, type: GSP < Equity > < Go >.

•	Is a net asset value (NAV) calculated?

No. Because iPath ETNs are debt securities, and not mutual funds, they will not have an NAV.

•	Is an intrinsic value calculated?

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor. Additionally, the daily indicative value of each iPath ETN is calculated and published at the end of each trading day at www.iPathETN.com. For a more complete description of how the daily indicative value is calculated for each iPath ETN, please see the applicable product page and Pricing Supplement at www.iPathETN.com.

•	Do the iPath ETNs trade at their indicative value?

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption, or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indexes underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of your iPath ETNs. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying relevant market. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

In addition to being available for trading on an exchange, the redemption window allows a large block of securities, typically 50,000 units of a particular iPath ETN, to be redeemed directly to Barclays Bank PLC for the daily redemption value, as described in the applicable Pricing Supplement. The redemption feature is intended to induce arbitrageurs to counteract any trading of the iPath ETNs at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

•	How can iPath ETNs be redeemed directly to the issuer prior to the maturity date?

Investors may redeem a large block of securities, typically at least 50,000 securities of a particular iPath ETN, directly to the issuer, subject to the procedures described in the relevant prospectus. A redemption charge may apply.

•	What is the redemption charge?

The redemption charge is a one-time transaction charge imposed only in the case of early redemptions for certain iPath ETNs. The charge is intended to allow the issuer to recoup brokerage and other costs incurred in connection with an early redemption (although the proceeds from the charge may be more or less than such costs). Investors transacting on the secondary market will not incur a redemption charge.

•	If Barclays Bank PLC’s credit rating is downgraded, what happens to the indicative value?

The indicative value calculation of the iPath ETNs will not change in response to a Barclays Bank PLC credit event. However, the trading price of the iPath ETNs may be adversely impacted.

•	Is there a capacity constraint with respect to the iPath ETNs?

Should demand for any iPath ETN exceed the initial amount of securities issued, subsequent issuances may be made under the registration statement. The terms of the new issue – maturity date, investor fee, ticker, CUSIP – will be the same as the original issue, and it is expected that both issues would be immediately fungible.

Information for Advisors Only

Broker/dealers are reminded to consider NASD Notice to Members 05-59 (September 2005) before recommending iPath ETNs to their customers.

•	Is a Series 3 license required to sell iPath ETNs linked to commodity indexes?

No.

¹	With short sales, you risk paying more for a security than you receive from its sale.

PAGE TITLE	About iPath ETNs
TAB	Taxation
URL	http://www.ipathetn.com/Exchange-Traded-Notes-taxation.jsp

[Header]

ABOUT iPATH EXCHANGE TRADED NOTES

iPath Exchange Traded Notes are innovative new investment products from Barclays that seek to provide investors with a new way to access the returns of a market or strategy, less investor fees. The following are answers to questions financial professionals and individuals commonly ask about iPath Exchange Traded Notes.

[Graphic] PRINT THIS PAGE         [Graphic] iPATH FEDERAL INCOME TAX CONSIDERATIONS

[Links]

•	How are iPath ETNs treated for US federal income tax purposes?

•	What makes iPath ETNs a tax-efficient investment option?

•	Will US federal income tax be payable on the iPath ETNs annually?

•	Are iPath ETNs linked to commodity indexes a 60/40 security for taxable events?

•	How is the treatment of an iPath ETN different from that of a corporate bond?

•	How are iPath ETNs treated for U.S. federal income tax purposes?

Except for iPath ETNs typically linked directly to a foreign currency exchange rate, iPath ETNs should be treated for all tax purposes as prepaid derivative contracts with respect to the relevant index. If the iPath ETNs are so treated, investors will recognize a capital gain or loss upon the sale, redemption, or maturity of their iPath ETNs in an amount equal to the difference between the amount they receive at such time and their tax basis in the securities.

For iPath ETNs linked directly to a foreign currency exchange rate, under the Treasury Regulations applying to transactions linked to foreign currencies, it is reasonable for investors to claim the same tax treatment as all other ETNs provided they make a valid election for capital treatment. As described in the relevant pricing supplement, two steps are required to elect capital treatment:

1.	Document the election in the investor’s books and records on the date that the securities are first acquired.

2.	Verify the election by filing an attachment to the investor’s U.S. Federal Income Tax Return for the year each security is first acquired.

Both forms are available on www.iPathETN.com and in the relevant pricing supplement.

No administrative or judicial ruling directly discusses the treatment of iPath ETNs. It is therefore possible that the Internal Revenue Service may assert an alternative treatment. Investors are urged to consult their tax advisor with regard to their specific situation.

•	What makes iPath ETNs a tax-efficient investment option?

iPath ETNs provide a tax-efficient means to invest. Unlike mutual funds that may be required to make taxable distributions to shareholders, the iPath ETNs currently available will not make taxable distributions. This enables investors to control the timing of taxable events related to their investment in iPath ETNs.

•	Will U.S. federal income tax be payable on the iPath ETNs annually?

No. Since the iPath ETNs currently available are not treated as debt for tax purposes, investors will not recognize gain due to interest inclusions or original issue discount (OID) before their sale, redemption, or maturity.

•	Are iPath ETNs linked to commodity indexes a 60/40 security for taxable events?

No. iPath ETNs should be treated for tax purposes as a prepaid derivative contract. The capital gains are either long term or short term depending on your holding period of the security. They are not covered by the relevant provision of the Internal Revenue Code that provides for 60/40 tax treatment in certain circumstances.

•	How is the treatment of an iPath ETN different from that of a corporate bond?

It would be reasonable to treat iPath ETNs as prepaid derivative contracts for tax purposes. In contrast, corporate bonds are normally treated as debt for tax purposes, which means that interest payments and OID are treated as income, and principal payments are treated as return of capital. Any debt instrument that is issued at a discount to its face value (principal amount) is considered to have implicit interest (that is, the difference between the price paid and the face value is considered interest that amortizes over the life of the instrument), which is referred to as OID and treated as ordinary income. Because typically iPath ETNs are not treated as debt for U.S. federal income tax purposes, there are typically no interest inclusions or OID on an iPath ETN.

PAGE TITLE	Product Information
URL	http://www.ipathetn.com/product_info.jsp

[Header]

PRODUCT INFORMATION

[Subhead]

iPATH EXCHANGE TRADED NOTES

[Links]   Commodities     Currencies     Emerging Markets     Strategies

ISSUER DETAILS: Barclays Bank PLC [link to About Barclays Bank section]

TAX TREATMENT: See the U.S. Federal Income Tax Considerations [link to Tax FAQs]

DAILY LIQUIDITY: iPath ETNs can be bought or sold anytime during market hours. [link to Trading FAQs]

[Graphic] PRINT THIS PAGE         [Graphic] iPATH PRODUCT LIST

iPath Commodity ETNs

	Exchange Ticker	Yearly Fee (%)¹	Maturity Date
iPath® Dow Jones-AIG Commodity Index Total ReturnSM ETN	DJP	0.75	06/12/36
iPath® Dow Jones-AIG Agriculture Total Return Sub-IndexSM ETN	(JJA)	0.75	10/22/37
iPath® Dow Jones-AIG Copper Total Return Sub-IndexSM ETN	(JJC)	0.75	10/22/37
iPath® Dow Jones-AIG Grains Total Return Sub-IndexSM ETN	(JJG)	0.75	10/22/37
iPath® Dow Jones-AIG Energy Index Total Return Sub-IndexSM ETN	(JJE)	0.75	10/22/37
iPath® Dow Jones-AIG Industrial Metals Total Return Sub-IndexSM ETN	(JJM)	0.75	10/22/37
iPath® Dow Jones-AIG Livestock Total Return Sub-IndexSM ETN	(COW)	0.75	10/22/37
iPath® Dow Jones-AIG Natural Gas Index Total Return Sub-IndexSM ETN	(GAZ)	0.75	10/22/37
iPath® Dow Jones-AIG Nickel Total Return Sub-IndexSM ETN	(JJN)	0.75	10/22/37
iPath® S&P GSCI™ Total Return Index ETN	GSP	0.75	06/12/36
iPath® S&P GSCI™ Crude Oil Total Return Index ETN	OIL	0.75	08/14/36

[Links] Correlations Matix         Commodities Basics [Graphic]

iPath Emerging Markets ETNs

	Exchange Ticker	Yearly Fee (%)¹	Maturity Date
iPath® MSCI India IndexSM ETN	INP	0.89²	12/18/36

[Links]   Correlations Matix         India Basics [Graphic]

iPath Currency ETNs

	Exchange Ticker	Yearly Fee (%)¹	Maturity Date
iPath® EUR/USD Exchange Rate ETN	ERO	0.40	05/14/37
iPath® JPY/USD Exchange Rate ETN	JYN	0.40	05/14/37
iPath® GBP/USD Exchange Rate ETN	GBB	0.40	05/14/37

[Links]   Correlations Matix         Currencies Basics [Graphic]

iPath Strategies ETNs

	Exchange Ticker	Yearly Fee (%)¹	Maturity Date
iPath® CBOE S&P 500 BuyWrite IndexSM ETN	BWV	0.75	05/28/37

¹	The investor fee is calculated cumulatively based on the Yearly Fee and the performance of the underlying index or currency exchange rate and increases each day based on the level of the index or currency exchange rate on that day. Because the investor fee reduces the amount of your return at maturity or upon redemption, if the value of the underlying decreases or does not increase significantly, you may receive less than the principal amount of your investment at maturity or upon redemption. For a more complete description of how the investor fee is calculated, please see the applicable product page and Pricing Supplement.

Page Title	Investor Materials
URL	http://www.ipathetn.com/investor_materials.jsp

[Header]

Advisor & Client Materials

[Subhead]

Get the details you need to make informed decisions about iPath ETNs. Our comprehensive prospectuses cover pricing, product descriptions, investment risks, distribution plans, tax considerations, and much more.

[Category]

PRODUCT INFORMATION

iPath Commodity ETNs [Flyouts]

iPath® Dow Jones-AIG Commodity Index Total Return ETN

Prospectus	Info Sheet

iPath® Dow Jones-AIG Agriculture Total Return Sub-IndexSM ETN

Prospectus	Info Sheet

iPath® Dow Jones-AIG Copper Total Return Sub-IndexSM ETN

Prospectus	Info Sheet

iPath® Dow Jones-AIG Grains Total Return Sub-IndexSM ETN

Prospectus	Info Sheet

iPath® Dow Jones-AIG Energy Index Total Return Sub-IndexSM ETN

Prospectus	Info Sheet

iPath® Dow Jones-AIG Industrial Metals Total Return Sub-IndexSM ETN

Prospectus	Info Sheet

iPath® Dow Jones-AIG Livestock Total Return Sub-IndexSM ETN

Prospectus	Info Sheet

iPath® Dow Jones-AIG Natural Gas Index Total Return Sub-IndexSM ETN

Prospectus	Info Sheet

iPath® Dow Jones-AIG Nickel Total Return Sub-IndexSM ETN

Prospectus	Info Sheet

iPath® S&P GSCISM Total Return Index ETN

Prospectus	Info Sheet

iPath® S&P GSCI™ Crude Oil Total Return Index ETN

Prospectus	Info Sheet

iPath Emerging Markets ETNs [Flyouts]

iPath® MSCI India IndexSM ETN

Prospectus	Info Sheet

iPath Currency ETNs [Flyouts]

iPath® EUR/USD Exchange Rate ETN (ERO)

Prospectus	Info Sheet

iPath® GBP/USD Exchange Rate ETN (GBB)

Prospectus	Info Sheet

iPath® JPY/USD Exchange Rate ETN (JYN)

Prospectus	Info Sheet

iPath Strategies ETNs [Flyouts] iPath® CBOE S&P 500 BuyWrite IndexSM ETN (BWV)

Prospectus	Info Sheet

iPATH PRODUCT LIST

[Category]

CATEGORY BASICS

Using Commodities to Diversify

Commodity Basics

India Basics

Currency Basics

[Category]

ETN INFORMATION

Federal Income Tax Considerations

Frequently Asked Questions

iPath® EUR/USD Exchange Rate ETN Tax Form

iPath® GBP/USD Exchange Rate ETN Tax Form

iPath® JPY/USD Exchange Rate ETN Tax Form

[Category]

ISSUER INFORMATION

About Barclays Bank PLC

CONTACT US

For any iPath ETN-related questions, contact us at: ipathetn@seic.com or call 1-877-76-iPATH

TOOLS

Download Adobe Acrobat*

*	Other names and brands may be claimed as the property of others.

PAGE TITLE	Events & eLearning
URL	http://www.ipathetn.com/events/fp.jsp

[Header Graphic]

EVENTS AND eLEARNING

iPATH® ETN PRESENTATIONS

Inside iPath® Exchange Traded Notes 77 KB

Learn more about iPath ETNs, including their structure, benefits and risks, global opportunities, and more.

The Case for India 430 KB

This presentation covers the importance of international investing, strategic and tactical opportunities, information on the MSCI India Total Return IndexSM, and more.

The Case for Commodities 74 KB

This presentation covers portfolio diversification using commodities, index comparisons, traditional ways to access commodities, and more.

FOR FINANCIAL PROFESSIONALS ONLY. NOT FOR PUBLIC DISTRIBUTION.

PAGE TITLE	iPath® Dow Jones-AIG Commodity Index Total ReturnSM ETN
TAB	Overview
URL	http://www.ipathetn.com/iPath-Dow-Jones-AIG-Commodity-Index-Total-Return-ETN-overview.jsp

[Header Graphic]

iPath® Dow Jones-AIG Commodity Index Total ReturnSM ETN (DJP)

The iPath® Dow Jones-AIG Commodity Index Total ReturnSM ETN is linked to the Dow Jones-AIG Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The commodities represented in the Dow Jones-AIG Commodity Index Total ReturnSM are rebalanced annually. Each subgroup exposure is capped at 34% as of the September 30, 2007 rebalancing; however, the weightings fluctuate between rebalancings due to changes in market prices.

[Tabs]
OVERVIEW	INDEX COMPONENTS	SECTOR WEIGHTINGS

[Graphic] PRINT THIS PAGE

Related Links

Prospectus

Info Sheet

Commodities Basics

Using Commodities to Diversify

•	Indicative Value Information

As of 10/23/2007

Market Data

Closing Price	Volume

Net Change	Volume Average

% Change	Shares Outstanding

High	Market Capitalization*

Low	Daily Indicative Value** (will link to IV description at bottom of page)

*	Market Capitalization = Daily Indicative Value x Shares Outstanding

**	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange	NYSE	Bloomberg Index Ticker	DJAIGTR

Ticker	DJP	CUSIP	06738C778

Intraday Indicative Value Ticker	DJP.IV	Inception Date	06/06/2006

Bloomberg ETN Keystroke	DJP<EQUITY><GO>	Maturity Date	06/12/2036

Short Sales*	Yes, on an up-or downtick	Yearly Fee	0.75%¹

*	With short sales, you risk paying more for a security than you receive from its sale.

As of 09/30/2007

Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

Index

iPath

Indicative

Value

Return

As of 09/30/2007

Market Price Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

iPath

Market

Price

Return

Sources: BGI. Period ending 09/07. The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

Correlations	As of 09/30/2007
Dow Jones-AIG Commodity Index Total ReturnSM	1.00
S&P GSCITM Total Return Index	0.88
S&P GSCITM Crude Oil Total Return Index	0.71
S&P 500® Index	0.09
Lehman U.S. Aggregate Index	0.03
MSCI EAFE Index	0.22

Sources: S&P, Lehman Brothers, MSCI, Dow Jones, Bloomberg, and AIG Financial Products Corp; (07/92-09/07, unless otherwise specified) based on monthly returns.

Investor Fee/Yearly Fee

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units¹ of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date. A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The closing level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PAGE TITLE	iPath® Dow Jones-AIG Commodity Index Total ReturnSM ETN
TAB	Index Components
URL	http://www.ipathetn.com/iPath-Dow-Jones-AIG-Commodity-Index-Total-Return-ETN-components.jsp

[Header Graphic]

iPath® Dow Jones-AIG Commodity Index Total ReturnSM ETN (DJP)

The iPath® Dow Jones-AIG Commodity Index Total ReturnSM ETN is linked to the Dow Jones-AIG Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The commodities represented in the Dow Jones-AIG Commodity Index Total ReturnSM are rebalanced annually. Each subgroup exposure is capped at 34% as of the September 30, 2007 rebalancing; however, the weightings fluctuate between rebalancings due to changes in market prices.

[Tabs]
OVERVIEW	INDEX COMPONENTS	SECTOR WEIGHTINGS

[Graphic] PRINT THIS PAGE

DOWNLOAD INDEX COMPONENTS

Dow Jones-AIG Commodity Index Total ReturnSM - COMPONENTS*

Commodity	Ticker	Ref. Price Dollar Weight	Trading Facility	Sector
Oil - WTI Crude Oil Contract	CL	13.16%	NYM	Energy
Copper	HG	7.04%	COMEX	Industrial Metals
Natural Gas	NG	12.24%	NYM	Energy
Soybeans	S	7.63%	CBT	Agriculture
High Grade Primary Aluminum	IA	7.11%	LME	Industrial Metals
Gold	GC	7.40%	CMX	Precious Metals
Corn	C	5.66%	CBT	Agriculture
Wheat – Chicago	W	4.70%	CBT	Agriculture
Cattle – Live	LC	4.89%	CME	Livestock
Oil - Unleaded Reg Gas, NY¹	HU	3.78%	NYM	Energy
Lean Hogs	LH	2.55%	CME	Livestock
Special High Grade Zinc	IZ	3.03%	LME	Industrial Metals
Oil - No. 2 Heating Oil, NY	HO	3.82%	NYM	Energy
Primary Nickel	IN	2.79%	LME	Industrial Metals
Soybean Oil	BO	2.81%	CBT	Agriculture
Sugar	SB	3.19%	CSC	Agriculture
Cotton #2	CT	2.48%	NYC	Agriculture
Coffee “C”	KC	3.00%	CSC	Agriculture
Silver	SI	2.72%	CMX	Precious Metals

*	As of September 30, 2007 rebalancing. Source: AIG. NYM-NYMEX Division New York Mercantile Exchange, CBT-Chicago Board of Trade, CME-Chicago Mercantile Exchange, LME-London Mercantile Exchange, CMX-COMEX Division-New York Mercantile Exchange, NYC-New York Cotton Exchange (Division of NYBOT), CSC-Coffee, Sugar and Cocoa Exchange.

¹	In April 2006, the Index replaced the New York Harbor Unleaded Gasoline (“HU”) futures contract with the new Reformulated Gasoline Blendstock for Oxygen Blending (“RB”) futures contract traded on the New York Mercantile Exchange (“NYMEX”).

PAGE TITLE	iPath® Dow Jones-AIG Commodity Index Total ReturnSM ETN
TAB	Sector Weightings
URL	http://www.ipathetn.com/iPath-Dow-Jones-AIG-Commodity-Index-Total-Return-ETN-sector.jsp

[Header Graphic]

iPath® Dow Jones-AIG Commodity Index Total ReturnSM ETN (DJP)

The commodities represented in the Dow Jones-AIG Commodity Index Total ReturnSM are rebalanced annually. Each subgroup exposure is capped at 34% as of the September 30, 2007 rebalancing; however, the weightings fluctuate between rebalancings due to changes in market prices.

[Tabs]
OVERVIEW	INDEX COMPONENTS	SECTOR WEIGHTINGS

[Graphic] PRINT THIS PAGE

Energy	34.2%
Agriculture	30.29%
Industrial Metals	18.42%
Livestock	8.91%
Precious Metals	8.63%

PAGE TITLE	iPath® Dow Jones-AIG Agriculture Total Return Sub-IndexSM ETN
TAB	Overview
URL	http://www.ipathetn.com/iPath-Dow-Jones-AIG-Agriculture Sub-Index-Total-Return-ETN-overview.jsp

[Header Graphic]

iPath® Dow Jones-AIG Agriculture Total Return Sub-IndexSM ETN (JJA)

The iPath® Dow Jones - AIG Agriculture Total Return Sub-IndexSM ETN offers investors cost-effective and tax-efficient exposure to agricultural commodities as measured by the

Dow Jones–AIG Agriculture Total Return Sub-IndexSM (the “Index”). Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity or at early redemption,1 based on the performance of the Index, less investor fees.

[Tabs]
OVERVIEW	SECTOR WEIGHTINGS

[Graphic] PRINT THIS PAGE

Related Links

Prospectus

Info Sheet

Commodities Basics

Using Commodities to Diversify

•	Indicative Value Information

As of 10/23/2007

Market Data

Closing Price	Volume

Net Change	Volume Average

% Change	Shares Outstanding

High	Market Capitalization*

Low	Daily Indicative Value** (will link to IV description at bottom of page)

*	Market Capitalization = Daily Indicative Value x Shares Outstanding

**	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange	NYSE-ARCA	Bloomberg Index Ticker	DJAIGAGT

Ticker	JJA	CUSIP	06739H206

Intraday Indicative Value Ticker	JJA.IV	Inception Date	10/23/2007

Bloomberg ETN Keystroke	JJA<EQUITY><GO>	Maturity Date	10/22/2037

		Yearly Fee	0.75%¹

As of 09/30/2007

Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

Index

iPath

Indicative

Value

Return

As of 09/30/2007

Market Price Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

iPath

Market

Price

Return

Sources: BGI. Period ending 09/07.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

Correlations	As of 009/30/2007
Dow Jones-AIG Agriculture Total Return Sub-IndexSM	1.00
Dow Jones-AIG Commodity Index Total ReturnSM	0.27
S&P GSCITM Total Return Index	-0.05
S&P GSCITM Agriculture Index	0.94
S&P 500® Index	0.31
Lehman U.S. Aggregate Index	0.04
MSCI EAFE Index	0.35

Sources: Dow Jones, AIG–FP, MSCI, Lehman Brothers, S&P, BGI (9/02-9/07) based on monthly returns.

Investor Fee/Yearly Fee

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units¹ of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the daily indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The closing level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PAGE TITLE	iPath® Dow Jones-AIG Agriculture Total Return Sub-IndexSM ETN
TAB	Sector Weightings
URL	http://www.ipathetn.com/iPath-Dow-Jones-AIG-Commodity-Index-Total-Return-ETN-sector.jsp

[Header Graphic]

iPath® Dow Jones-AIG Agriculture Total Return Sub-IndexSM ETN (JJA)

The iPath® Dow Jones–AIG Agriculture Total Return Sub-IndexSM ETN offers investors cost-effective and tax-efficient exposure to agricultural commodities as measured by the Dow Jones–AIG Agriculture Total Return Sub-IndexSM (the “Index”). Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity or at early redemption,1 based on the performance of the Index, less investor fees.

[Tabs]

OVERVIEW	SECTOR WEIGHTINGS

[Graphic] PRINT THIS PAGE

Soybeans	28.0%
Corn	14.3%
Wheat	23.6%
Soybean Oil	9.9%
Cotton	9.3%
Coffee	8.0%
Sugar	7.0%

Sources: Dow Jones AIG-FP as of 9/30/07.

Pie Chart: FPO

PAGE TITLE	iPath® Dow Jones-AIG Copper Total Return Sub-IndexSM ETN
TAB	Overview
URL	http://www.ipathetn.com/iPath-Dow-Jones-AIG-Copper Sub-Index-Total-Return-ETN-overview.jsp

[Header Graphic]

iPath® Dow Jones-AIG Copper Total Return Sub-IndexSM ETN (JJC)

The iPath® Dow Jones–AIG Copper Total Return Sub-IndexSM ETN offers investors cost-effective and tax-efficient exposure to copper as measured by the Dow Jones–AIG Copper Total Return Sub-IndexSM (the “Index”). Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity or at early redemption,1 based on the performance of the Index, less investor fees.

[Tabs]

OVERVIEW	INDEX COMPONENTS

[Graphic] PRINT THIS PAGE

Related Links

Prospectus

Info Sheet

Commodities Basics

Using Commodities to Diversify

•	Indicative Value Information

As of 10/23/2007

Market Data

Closing Price	Volume

Net Change	Volume Average

% Change	Shares Outstanding

High	Market Capitalization*

Low	Daily Indicative Value** (will link to IV description at bottom of page)

*	Market Capitalization = Daily Indicative Value x Shares Outstanding

**	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange	NYSE-ARCA	Bloomberg Index Ticker	DJAIHGTR

Ticker	JJC	CUSIP	06739F101

Intraday Indicative Value Ticker	JJC.IV	Inception Date	10/23/2007

Bloomberg ETN Keystroke	JJC<EQUITY><GO>	Maturity Date	10/22/2037

		Yearly Fee	0.75%¹

As of 09/30/2007

Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

Index

iPath

Indicative

Value

Return

As of 09/30/2007

Market Price Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

iPath

Market

Price

Return

Sources: BGI. Period ending 09/07.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

Correlations	As of 09/30/2007
Dow Jones-AIG Copper Total Return Sub-IndexSM	0.88
Dow Jones-AIG Industrial Metals Total Return Sub-IndexSM	0.50
Dow Jones-AIG Commodity Index Total ReturnSM	0.33
S&P GSCITM Total Return Index	0.88
S&P GSCITM Industrial Metals Index	0.19
S&P 500® Index	-0.12
Lehman U.S. Aggregate Index	0.32
MSCI EAFE Index	0.88

Sources: Dow Jones, AIG–FP, MSCI, Lehman Brothers, S&P, BGI (9/02–9/07) based on monthly returns.

Investor Fee/Yearly Fee

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units¹ of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the daily indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The closing level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PAGE TITLE	iPath® Dow Jones-AIG Grains Total Return Sub-IndexSM ETN
TAB	Overview
URL	http://www.ipathetn.com/iPath-Dow-Jones-AIG-Grains Sub-Index-Total-Return-ETN-overview.jsp

[Header Graphic]

iPath® Dow Jones-AIG Grains Total Return Sub-Index ETN (JJG)

The iPath® Dow Jones–AIG Grains Total Return Sub-IndexSM ETN offers investors cost-effective and tax-efficient exposure to grain commodities as measured by the Dow Jones–AIG Grains Total Return Sub-IndexSM (the “Index”). Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity or at early redemption,1 based on the performance of the Index, less investor fees.

[Tabs]
OVERVIEW	SECTOR WEIGHTINGS

[Graphic] PRINT THIS PAGE

Related Links

Prospectus

Info Sheet

Commodities Basics

Using Commodities to Diversify

•	Indicative Value Information

As of 10/23/2007

Market Data

Closing Price	Volume

Net Change	Volume Average

% Change	Shares Outstanding

High	Market Capitalization*

Low	Daily Indicative Value** (will link to IV description at bottom of page)

*	Market Capitalization = Daily Indicative Value x Shares Outstanding

**	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange	NYSE-ARCA	Bloomberg Index Ticker	DJAIGGTR

Ticker	JJG	CUSIP	06739H305

Intraday Indicative Value Ticker	JJG.IV	Inception Date	10/23/2007

Bloomberg ETN Keystroke	JJG<EQUITY><GO>	Maturity Date	10/22/2037
		Yearly Fee	0.75%¹

As of 09/30/2007

Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

Index

iPath

Indicative

Value

Return

As of 09/30/2007

Market Price Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

iPath

Market

Price

Return

Sources: BGI. Period ending 09/07.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

Correlations	As of 09/30/2007
Dow Jones-AIG Grains Total Return Sub-IndexSM	1.00
Dow Jones-AIG Agriculture Total Return Sub-IndexSM	0.93
Dow Jones-AIG Commodity Index Total ReturnSM	0.22
S&P GSCITM Total Return Index	-0.08
S&P GSCITM Agriculture Index	0.92
S&P 500® Index	0.32
Lehman U.S. Aggregate Index	0.10
MSCI EAFE Index	0.28

Sources: Dow Jones, AIG–FP, MSCI, Lehman Brothers, S&P, BGI (9/02–9/07) based on monthly returns.

Investor Fee/Yearly Fee

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units¹ of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the daily indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The closing level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PAGE TITLE	iPath® Dow Jones-AIG Grains Index Total Return Sub-IndexSM ETN
TAB	Sector Weightings
URL	http://www.ipathetn.com/iPath-Dow-Jones-AIG-Grains-Sub-Index-Total-Return-ETN-sector.jsp

[Header Graphic]

iPath® Dow Jones-AIG Grains Total Return Sub-Index ETNSM (JJG)

The iPath® Dow Jones–AIG Grains Total Return Sub-IndexSM ETN offers investors cost-effective and tax-efficient exposure to grain commodities as measured by the Dow Jones–AIG Grains Total Return Sub-IndexSM (the “Index”). Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity or at early redemption,1 based on the performance of the Index, less investor fees.

[Tabs]
OVERVIEW	SECTOR WEIGHTINGS

[Graphic] PRINT THIS PAGE

Soybean	42.6%
Wheat	35.8%
Corn	21.6%

Sources: Dow Jones AIG as of 9/30/07.

Pie Chart: FPO

PAGE TITLE	iPath® Dow Jones-AIG Nickel Total Return Sub-IndexSM ETN
TAB	Overview
URL	http://www.ipathetn.com/iPath-Dow-Jones-AIG-Nickel Sub-Index-Total-Return-ETN-overview.jsp

[Header Graphic]

iPath® Dow Jones-AIG Nickel Total Return Sub-IndexSM ETN (JJN)

The iPath® Dow Jones–AIG Nickel Total Return Sub-IndexSM ETN offers investors cost-effective and tax-efficient exposure to nickel as measured by the Dow Jones–AIG Nickel Total Return Sub-IndexSM (the “Index”). Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity or at early redemption,1 based on the performance of the Index, less investor fees.

[Tabs]
OVERVIEW

[Graphic] PRINT THIS PAGE

Related Links

Prospectus

Info Sheet

Commodities Basics

Using Commodities to Diversify

•	Indicative Value Information

As of 10/23/2007

Market Data

Closing Price	Volume

Net Change	Volume Average

% Change	Shares Outstanding

High	Market Capitalization*

Low	Daily Indicative Value** (will link to IV description at bottom of page)

*	Market Capitalization = Daily Indicative Value x Shares Outstanding

**	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange	NYSE-ARCA	Bloomberg Index Ticker	DJAINITR

Ticker	JJN	CUSIP	06739F119

Intraday Indicative Value Ticker	JJN.IV	Inception Date	10/23/2007

Bloomberg ETN Keystroke	JJN<EQUITY><GO>	Maturity Date	10/22/2037
		Yearly Fee	0.75%¹

As of 09/30/2007

Returns

	1 mo.	3 mo.	6 mo.	YTD	1` Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

Index

iPath

Indicative

Value

Return

As of 09/30/2007

Market Price Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

iPath

Market

Price

Return

Sources: BGI. Period ending 09/07.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

Correlations	As of 09/30/2007
Dow Jones-AIG Nickel Total Return Sub-IndexSM	1.00
Dow Jones-AIG Industrial Metals Total Return Sub-IndexSM	0.69
Dow Jones-AIG Commodity Index Total ReturnSM	0.35
S&P GSCITM Total Return Index	0.14
S&P GSCITM Industrial Metals Index	0.66
S&P 500® Index	0.35
Lehman U.S. Aggregate Index	0.08
MSCI EAFE Index	0.38

Sources: Dow Jones, AIG–FP, MSCI, Lehman Brothers, S&P, BGI (9/02-9/07) based on monthly returns.

Investor Fee/Yearly Fee

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units¹ of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the daily indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The closing level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PAGE TITLE	iPath® Dow Jones-AIG Energy Total Return Sub-IndexSM ETN
TAB	Overview
URL	http://www.ipathetn.com/iPath-Dow-Jones-AIG-Energy Sub-Index-Total-Return-ETN-overview.jsp

[Header Graphic]

iPath® Dow Jones-AIG Energy Total Return Sub-IndexSM ETN (JJE)

The iPath® Dow Jones–AIG Energy Total Return Sub-IndexSM ETN offers investors cost-effective and tax-efficient exposure to energy-related commodities as measured by the Dow Jones–AIG Energy Total Return Sub-IndexSM (the “Index”). Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity or at early redemption,1 based on the performance of the Index, less investor fees.

[Tabs]
OVERVIEW	SECTOR WEIGHTINGS

[Graphic] PRINT THIS PAGE

Related Links

Prospectus

Info Sheet

Commodities Basics

Using Commodities to Diversify

•	Indicative Value Information

As of 10/23/2007

Market Data

Closing Price	Volume

Net Change	Volume Average

% Change	Shares Outstanding

High	Market Capitalization*

Low	Daily Indicative Value** (will link to IV description at bottom of page)

*	Market Capitalization = Daily Indicative Value x Shares Outstanding

**	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange	NYSE-ARCA	Bloomberg Index Ticker	DJAIENTR

Ticker	JJE	CUSIP	06739H750

Intraday Indicative Value Ticker	JJE.IV	Inception Date	10/23/2007

Bloomberg ETN Keystroke	JJE<EQUITY><GO>	Maturity Date	10/22/2037
		Yearly Fee	0.75%¹

As of 09/30/2007

Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

Index

iPath

Indicative

Value

Return

As of 09/30/2007

Market Price Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

iPath

Market

Price

Return

Sources: BGI. Period ending 09/07.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

Correlations	As of 09/30/2007
Dow Jones-AIG Energy Total Return Sub-IndexSM	1.00
Dow Jones-AIG Commodity Index Total ReturnSM	0.84
S&P GSCITM Total Return Index	0.94
S&P GSCITM Energy Index	0.95
S&P 500® Index	-0.23
Lehman U.S. Aggregate Index	0.10
MSCI EAFE Index	-0.03

Sources: Dow Jones, AIG–FP, MSCI, Lehman Brothers, S&P, BGI (9/02-9/07) based on monthly returns.

Investor Fee/Yearly Fee

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units¹ of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the daily indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The closing level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PAGE TITLE	iPath® Dow Jones-AIG Energy Index Total Return Sub-IndexSM ETN
TAB	Sector Weightings
URL	http://www.ipathetn.com/iPath-Dow-Jones-AIG-Energy-Sub-Index-Total-Return-ETN-sector.jsp

[Header Graphic]

iPath® Dow Jones-AIG Energy Total Return Sub-IndexSM ETN (JJE)

The Dow Jones–AIG Energy Total Return Sub-IndexSM is a sub-index of the Dow Jones–AIG Commodity IndexSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is currently composed of four futures contracts on energy-related commodities traded on U.S. exchanges.

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OVERVIEW	INDEX COMPONENTS	SECTOR WEIGHTINGS

[Graphic] PRINT THIS PAGE

Crude Oil	43.3%
Natural Gas	31.4%
RBOB	12.7%
Heating Oil	12.6%

Sources: Dow Jones AIG as of 9/30/07.

Pie Chart FPO

PAGE TITLE	iPath® Dow Jones-AIG Industrial Metals Total Return Sub-IndexSM ETN
TAB	Overview
URL	http://www.ipathetn.com/iPath-Dow-Jones-AIG-Industrial-Metals Sub-Index-Total-Return-ETN-overview.jsp

[Header Graphic]

iPath® Dow Jones-AIG Industrial Metals Total Return Sub-IndexSM ETN (JJM)

The iPath® Dow Jones–AIG Industrial Metals Total Return Sub-IndexSM ETN offers investors cost-effective and tax-efficient exposure to industrial metals commodities as measured by the Dow Jones–AIG Industrial Metals Total Return Sub-IndexSM (the “Index”). Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity or at early redemption,1 based on the performance of the Index, less investor fees.

[Tabs]
OVERVIEW	SECTOR WEIGHTINGS

[Graphic] PRINT THIS PAGE

Related Links

Prospectus

Info Sheet

Commodities Basics

Using Commodities to Diversify

•	Indicative Value Information

As of 10/23/2007

Market Data

Closing Price	Volume

Net Change	Volume Average

% Change	Shares Outstanding

High	Market Capitalization*

Low	Daily Indicative Value** (will link to IV description at bottom of page)

*	Market Capitalization = Daily Indicative Value x Shares Outstanding

**	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange	NYSE-ARCA	Bloomberg Index Ticker	DJAINITR

Ticker	JJM	CUSIP	06738G407

Intraday Indicative Value Ticker	JJM.IV	Inception Date	10/23/2007

Bloomberg ETN Keystroke	JJM<EQUITY><GO>	Maturity Date	10/22/2037
		Yearly Fee	0.75%¹

As of 09/30/2007

Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

Index

iPath

Indicative

Value

Return

As of 09/30/2007

Market Price Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

iPath

Market

Price

Return

Sources: BGI. Period ending 09/07.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

Correlations	As of 09/30/2007
Dow Jones-AIG Industrial Metals Total Return Sub-IndexSM	1.00
Dow Jones-AIG Commodity Index Total ReturnSM	0.52
S&P GSCITM Total Return Index	0.27
S&P GSCITM Industrial Metals Index	0.99
S&P 500® Index	0.31
Lehman U.S. Aggregate Index	-0.12
MSCI EAFE Index	0.45

Sources: Dow Jones, AIG–FP, MSCI, Lehman Brothers, S&P, BGI (9/02-9/07) based on monthly returns.

Investor Fee/Yearly Fee

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units¹ of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the daily indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The closing level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PAGE TITLE	iPath® Dow Jones-AIG Industrial Metals Index Total Return Sub-IndexSM ETN
TAB	Sector Weightings
URL	http://www.ipathetn.com/iPath-Dow-Jones-AIG-Industrial-Metals-Sub-Index-Total-Return-ETN-sector.jsp

[Header Graphic]

iPath® Dow Jones-AIG Industrial Metals Total Return Sub-IndexSM ETN (JJE)

The Dow Jones-AIG Industrial Metals Total Return Sub-IndexSM is a sub-index of the Dow Jones–AIG Commodity IndexSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is currently composed of four futures contracts on industrial metals, three of which (aluminum, nickel and zinc) are traded on the London Metal Exchange and the other of which (copper) is traded on the COMEX division of the New York Mercantile Exchange.

[Tabs]

OVERVIEW	SECTOR WEIGHTINGS

[Graphic] PRINT THIS PAGE

Aluminum	32.0%
Copper	43.9%
Nickel	12.8%
Zinc	11.3%

Sources: Dow Jones AIG as of 9/30/07.

Pie Chart FPO

PAGE TITLE	iPath® Dow Jones-AIG Livestock Total Return Sub-IndexSM ETN
TAB	Overview
URL	http://www.ipathetn.com/iPath-Dow-Jones-AIG-Livestock Sub-Index-Total-Return-ETN-overview.jsp

[Header Graphic]

iPath® Dow Jones-AIG Livestock Total Return Sub-IndexSM ETN (COW)

The iPath® Dow Jones-AIG Livestock Total Return Sub-IndexSM ETN offers investors cost-effective and tax-efficient exposure to livestock commodities as measured by the Dow Jones–AIG Livestock Total Return Sub-IndexSM (the “Index”). Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity or at early redemption,1 based on the performance of the Index, less investor fees.

[Tabs]

OVERVIEW	SECTOR WEIGHTINGS

[Graphic] PRINT THIS PAGE

Related Links

Prospectus

Info Sheet

Commodities Basics

Using Commodities to Diversify

•	Indicative Value Information

As of 10/23/2007

Market Data

Closing Price	Volume

Net Change	Volume Average

% Change	Shares Outstanding

High	Market Capitalization*

Low	Daily Indicative Value** (will link to IV description at bottom of page)

*	Market Capitalization = Daily Indicative Value x Shares Outstanding

**	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange	NYSE-ARCA	Bloomberg Index Ticker	DJAILITR

Ticker	COW	CUSIP	06739H743

Intraday Indicative Value Ticker	COW.IV	Inception Date	10/23/2007

Bloomberg ETN Keystroke	COW<EQUITY><GO>	Maturity Date	10/22/2037
		Yearly Fee	0.75%¹

As of 09/30/2007

Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

Index

iPath

Indicative

Value

Return

As of 09/30/2007

Market Price Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

iPath

Market

Price

Return

Sources: BGI. Period ending 09/07.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

Correlations	As of 09/30/2007
Dow Jones-AIG Livestock Total Return Sub-IndexSM	1.00
Dow Jones-AIG Commodity Index Total ReturnSM	0.09
S&P GSCI™ Total Return Index	0.01
S&P GSCI™ Livestock Index	0.98
S&P 500® Index	-0.01
Lehman U.S. Aggregate Index	-0.05
MSCI EAFE Index	0.03

Sources: Dow Jones, AIG–FP, MSCI, Lehman Brothers, S&P, BGI (9/02-9/07) based on monthly returns.

Investor Fee/Yearly Fee

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units¹ of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the daily indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The closing level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PAGE TITLE	iPath® Dow Jones-AIG Livestock Index Total Return Sub-IndexSM ETN
TAB	Sector Weightings
URL	http://www.ipathetn.com/iPath-Dow-Jones-AIG-Livestock-Sub-Index-Total-Return-ETN-sector.jsp

[Header Graphic]

iPath® Dow Jones–AIG Livestock Total Return Sub-IndexSM ETN (COW)

The Dow Jones–AIG Livestock Total Return Sub-IndexSM is a sub-index of the Dow Jones–AIG Commodity IndexSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is currently composed of two futures contracts on livestock commodities traded on U.S. exchanges.

[Tabs]
OVERVIEW	SECTOR WEIGHTINGS

[Graphic] PRINT THIS PAGE

Live Cattle	67.9%
Lean Hogs	32.1%

Sources: Dow Jones AIG as of 9/30/07.

Pie Chart FPO

PAGE TITLE	iPath® Dow Jones-AIG Natural Gas Total Return Sub-IndexSM ETN
TAB	Overview
URL	http://www.ipathetn.com/iPath-Dow-Jones-AIG-Natural-Gas Sub-Index-Total-Return-ETN-overview.jsp

[Header Graphic]

iPath® Dow Jones–AIG Natural Gas Total Return Sub-IndexSM ETN (GAZ)

The iPath® Dow Jones–AIG Natural Gas Total Return Sub-IndexSM ETN offers investors cost-effective and tax-efficient exposure to livestock commodities as measured by the Dow Jones–AIG Natural Gas Total Return Sub-IndexSM (the “Index”). Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity or at early redemption,1 based on the performance of the Index, less investor fees.

[Tabs]

OVERVIEW	INDEX COMPONENTS

[Graphic] PRINT THIS PAGE

Related Links

Prospectus

Info Sheet

Commodities Basics

Using Commodities to Diversify

•	Indicative Value Information

As of 10/23/2007

Market Data

Closing Price	Volume

Net Change	Volume Average

% Change	Shares Outstanding

High	Market Capitalization*

Low	Daily Indicative Value** (will link to IV description at bottom of page)

*	Market Capitalization = Daily Indicative Value x Shares Outstanding

**	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange	NYSE-ARCA	Bloomberg Index Ticker	DJAINGTR

Ticker	GAZ	CUSIP	06739H644

Intraday Indicative Value Ticker	GAZ.IV	Inception Date	10/23/2007

Bloomberg ETN Keystroke	GAZ<EQUITY><GO>	Maturity Date	10/22/2037

		Yearly Fee	0.75%¹

As of 09/30/2007

Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

Index

iPath

Indicative

Value

Return

As of 09/30/2007

Market Price Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

iPath

Market

Price

Return

Sources: BGI. Period ending 09/07.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

Correlations	As of 09/30/2007
Dow Jones-AIG Natural Gas Total Return Sub-IndexSM	1.00

Dow Jones-AIG Commodity Index Total ReturnSM	0.74

S&P GSCITM Total Return Index	0.69

S&P GSCITM Energy Index	0.69

S&P 500® Index	-0.04

Lehman U.S. Aggregate Index	0.15

MSCI EAFE Index	0.07

Sources: Dow Jones, AIG–FP, MSCI, Lehman Brothers, S&P, BGI (9/02-9/07) based on monthly returns.

Investor Fee/Yearly Fee

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units¹ of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the daily indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level)-Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The closing level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PAGE TITLE	iPath® S&P GSCI™ Total Return Index ETN
TAB	Overview
URL	http://www.ipathetn.com/iPath-GSCI-Total-Return-Index-ETN-overview.jsp

[Header Graphic]

iPath® S&P GSCI™ Total Return Index ETN (GSP)

The iPath® S&P GSCI™ Total Return Index ETN is linked to the S&P GSCI™ Total Return Index and provides you with exposure to the returns potentially available through an unleveraged investment in the contracts comprising the S&P GSCI™ plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts.

The commodities represented in the S&P GSCI™ Total Return Index are production-weighted to reflect their relative significance to the world economy. Crude oil is currently the dominant commodity in this index.

[Tabs]
OVERVIEW	INDEX COMPONENTS	SECTOR WEIGHTINGS

[Graphic] PRINT THIS PAGE

Related Links

Prospectus

Info Sheet

Commodities Basics

Using Commodities to Diversify

•	Indicative Value Information

As of 10/23/2007

Market Data

Closing Price	Volume

Net Change	Volume Average

% Change	Shares Outstanding

High	Market Capitalization*

Low	Daily Indicative Value** (will link to IV description at bottom of page)

*	Market Capitalization = Daily Indicative Value x Shares Outstanding

**	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange	NYSE	Bloomberg Index Ticker	GSCITR

Ticker	GSP	CUSIP	06738C794

Intraday Indicative Value Ticker	GSP.IV	Inception Date	06/06/2006

Bloomberg ETN Keystroke	GSP <EQUITY> <GO>	Maturity Date	06/12/2036

Short Sales*	Yes, on an up - or downtick	Yearly Fee	0.75%¹

*	With short sales, you risk paying more for a security than you receive from its sale.

As of 09/30/2007

Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.
Index

iPath

Indicative

Value

Return

As of 09/30/2007

Market Price Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.
iPath

Market

Price

Return

Sources: BGI. Period ending 09/07.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

Correlations	As of 09/30/2007
S&P GSCITM Total Return Index	1.00
Dow Jones-AIG Commodity Index Total ReturnSM	0.88
S&P GSCITM Crude Oil Total Return Index	0.87
S&P 500® Index	0.00
Lehman U.S. Aggregate Index	0.06
MSCI EAFE Index	0.14

Sources: S&P, Lehman Brothers, MSCI, Dow Jones, Bloomberg, and AIG Financial Products Corp; (07/92-09/07, unless otherwise specified) based on monthly returns.

Investor Fee/Yearly Fee

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a Daily Redemption Value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units¹ of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each Valuation Date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the daily indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The closing level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

S&P GSCI™, S&P GSCI™ Index, S&P GSCI™ Total Return Index, S&P GSCI™ Crude Oil Total Return Index and S&P GSCI™ Commodity Index are trademarks or service marks of Standard & Poor’s and have been licensed for use by Barclays Bank PLC in connection with the Securities. The Securities are not sponsored or endorsed by Standard & Poor’s or any of its affiliates. The Securities are not sold by Goldman, Sachs & Co. or any of its affiliates, other than in its capacity as a dealer of the Securities. Neither Standard & Poor’s nor Goldman, Sachs & Co. nor any its affiliates makes any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI™ or any of its subindexes to track general commodity market performance.

PAGE TITLE	iPath® S&P GSCI™ Total Return Index ETN
TAB	Index Components
URL	http://www.ipathetn.com/iPath-SP-GSCI-Total-Return-Index-ETN-components.jsp

[Header Graphic]

iPath® S&P GSCI™ Total Return Index ETN (GSP)

The iPath® S&P GSCI™ Total Return Index ETN is linked to the S&P GSCI™ Total Return Index and provides you with exposure to the returns potentially available through an unleveraged investment in the contracts comprising the S&P GSCI™ plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts. The commodities represented in the S&P GSCI™ Total Return Index are production-weighted to reflect their relative significance to the world economy. Crude oil is currently the dominant commodity in this index.

[Tabs]
OVERVIEW	INDEX COMPONENTS	SECTOR WEIGHTINGS

[Graphic] PRINT THIS PAGE

DOWNLOAD INDEX COMPONENTS

S&P Goldman Sachs Commodity Index - COMPONENTS*

Commodity	Ticker	Ref. Price Dollar Weight	Trading Facility	Sector
Oil - WTI Crude Oil	CL	36.86%	NYM	Energy
Oil - Brent Crude Oil	LCO	14.98%	PE	Energy
Oil - No. 2 Heating Oil, NY	HO	6.09%	NYM	Energy
Natural Gas	NG	9.89%	NYM	Energy
Oil - Gasoil	LGO	5.27%	PE	Energy
RB Gasoline	RB	1.46%	NYM	Energy
Copper - Grade A	IC	3.41%	LME	Industrial Metals
High Grade Primary Aluminum	IA	3.05%	LME	Industrial Metals
Wheat - Chicago	W	2.21%	CBT	Agriculture
Cattle - Live	LC	2.61%	CME	Livestock
Corn	C	2.12%	CBT	Agriculture
Gold	GC	1.84%	CMX	Precious Metals
Sugar #11	SB	1.77%	CSC	Agriculture
Lean Hogs	LH	1.49%	CME	Livestock
Soybeans	S	1.44%	CBT	Agriculture
Special High Grade Zinc	IZ	0.92%	LME	Industrial Metals
Wheat - Kansas	KW	0.92%	KBT	Agriculture
Primary Nickel	IN	0.80%	LME	Industrial Metals
Cotton #2	CT	0.87%	NYC	Agriculture
Cattle - Feeder	FC	0.66%	CME	Livestock
Coffee “C”	KC	0.65%	CSC	Agriculture
Standard Lead	IL	0.28%	LME	Industrial Metals
Silver	SI	0.23%	CMX	Precious Metals
Cocoa	CC	0.18%	CSC	Agriculture

*	As of September 30, 2007 rebalancing. Source: S&P Goldman Sachs. NYM-NYMEX Division New York Mercantile Exchange, PE-International Petroleum Exchange, CBT-Chicago Board of Trade, CME-Chicago Mercantile Exchange, LME-London Mercantile Exchange, CMX-COMEX Division-New York Mercantile Exchange, NYC-New York Cotton Exchange (Division of NYBOT), KBT-Kansas City Board of Trade, CSC-Coffee, Sugar and Cocoa Exchange.

S&P GSCI™, S&P GSCI™ Index, S&P GSCI™ Total Return Index, S&P GSCI™ Crude Oil Total Return Index and S&P GSCI™ Commodity Index are trademarks or service marks of Standard & Poor’s and have been licensed for use by Barclays Bank PLC in connection with the Securities. The Securities are not sponsored or endorsed by Standard & Poor’s or any of its affiliates. The Securities are not sold by Goldman, Sachs & Co. or any of its affiliates, other than in its capacity as a dealer of the Securities. Neither Standard & Poor’s nor Goldman, Sachs & Co. nor any its affiliates makes any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI™ or any of its subindexes to track general commodity market performance.

Page Title	iPath® S&P GSCI™ Total Return Index ETN
Tab	Sector Weightings
URL	http://www.ipathetn.com/iPath-SP-GSCI-Total-Return-Index-ETN-sector.jsp

[Header Graphic]

iPath® S&P GSCI™ Total Return Index ETN (GSP)

The commodities represented in the S&P GSCI™ Total Return Index are production-weighted to reflect their relative significance to the world economy. Crude oil is currently the dominant commodity in this index.

[Tabs]
OVERVIEW	INDEX COMPONENTS	SECTOR WEIGHTINGS

[Graphic] PRINT THIS PAGE

Energy	70.40%
Agriculture	13.91%
Industrial Metals	9.21%
Livestock	4.21%
Precious Metals	2.24%

S&P GSCI™, S&P GSCI™ Index, S&P GSCI™ Total Return Index, S&P GSCI™ Crude Oil Total Return Index and S&P GSCI™ Commodity Index are trademarks or service marks of Standard & Poor’s and have been licensed for use by Barclays Bank PLC in connection with the Securities. The Securities are not sponsored or endorsed by Standard & Poor’s or any of its affiliates. The Securities are not sold by Goldman, Sachs & Co. or any of its affiliates, other than in its capacity as a dealer of the Securities. Neither Standard & Poor’s nor Goldman, Sachs & Co. nor any its affiliates makes any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI™ or any of its subindexes to track general commodity market performance.

PAGE TITLE	iPath® S&P GSCI™ Crude Oil Total Return Index ETN
TAB	Overview
URL	http://www.ipathetn.com/dow-jones-aig-copper-sub-index-etn.jsp

[Header Graphic]

iPath® S&P GSCI™ Crude Oil Total Return Index ETN (OIL)

The iPath® S&P GSCI™ Crude Oil Total Return Index ETN is a subindex of the S&P GSCI™ Commodity Index. The S&P GSCI™ Crude Oil Total Return Index reflects the returns that are potentially available through an unleveraged investment in the West Texas Intermediate (WTI) crude oil futures contract plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts.

[Tabs]

OVERVIEW

[Graphic] PRINT THIS PAGE

Related Links

Prospectus

Info Sheet

Commodities Basics

Using Commodities to Diversify

•	Indicative Value Information

As of 10/23/2007

Market Data

Closing Price	Volume

Net Change	Volume Average

% Change	Shares Outstanding

High	Market Capitalization*

Low	Daily Indicative Value** (link to IV description at bottom of page)

*	Market Capitalization = Daily Indicative Value x Shares Outstanding

**	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange	NYSE	Bloomberg Index Ticker	GSCLTR

Ticker	OIL	CUSIP	06738C786

Intraday Indicative Value Ticker	OIL.IV	Inception Date	08/15/2006

Bloomberg ETN Keystroke	OIL<EQUITY><GO>	Maturity Date	08/14/2036

Short Sales*	Yes, on an up- or downtick	Yearly Fee	0.75%¹

*	With short sales, you risk paying more for a security than you receive from its sale.

As of 09/30/2007

Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

Index

iPath

Indicative

Value

Return

As of 09/30/2007

Market Price Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

iPath

Market

Price

Return

Sources: BGI. Period ending 09/07.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

Correlations	As of 09/30/2007
S&P GSCITM Crude Oil Total Return Index	1.00
S&P GSCITM Total Return Index	0.87
Dow Jones-AIG Commodity Index Total ReturnSM	0.72
S&P 500® Index	-0.04
Lehman U.S. Aggregate Index	0.01
MSCI EAFE Index	0.07
Dow Jones Oil & Gas Index*	0.43	*
Goldman Sachs Natural Resources Index*	0.45	*
S&P Global Energy Index*	0.47	*

*	Shows correlations to S&P GSCI™ Crude Oil Total Return Index from 09/02-09/07 based on monthly returns.

Sources: S&P, Lehman Brothers, MSCI, Dow Jones, Bloomberg, and AIG Financial Products Corp; (09/92-09/07, unless otherwise specified) based on monthly returns.

Investor Fee/Yearly Fee

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a Daily Redemption Value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units¹ of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation Date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

S&P GSCI™, S&P GSCI™ Index, S&P GSCI™ Total Return Index, S&P GSCI™ Crude Oil Total Return Index and S&P GSCI™ Commodity Index are trademarks or service marks of Standard & Poor’s and have been licensed for use by Barclays Bank PLC in connection with the Securities. The Securities are not sponsored or endorsed by Standard & Poor’s or any of its affiliates. The Securities are not sold by Goldman, Sachs & Co. or any of its affiliates, other than in its capacity as a dealer of the Securities. Neither Standard & Poor’s nor Goldman, Sachs & Co. nor any its affiliates makes any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI™ or any of its subindexes to track general commodity market performance.

PAGE TITLE	iPath® MSCI India Index ETN
TAB	Overview
URL	http://www.ipathetn.com/dow-jones-aig-commodity-index-etn.jsp

[Header Graphic]

iPath® MSCI India IndexSM ETN (INP)

The iPath® MSCI India Index ETNs are linked to the MSCI India Total Return Index (the “Index”). The Index is a free-float-adjusted market capitalization index designed to measure the market performance, including price performance and income from dividend payments, of Indian equity securities. The Index seeks to represent approximately 85% of the free-float-adjusted market capitalization of equity securities by industry group within India. As of September 30, 2007, the Index was comprised of 62 companies listed on the National Stock Exchange of India (the “NSE”).

[Tabs]
OVERVIEW	INDEX COMPONENTS	SECTOR WEIGHTINGS

[Graphic] PRINT THIS PAGE

Prospectus

Basics of India

•	Indicative Value Information

As of 10/23/2007

Market Data

Closing Price	Volume

Net Change	Volume Average

% Change	Shares Outstanding

High	Market Capitalization*

Low	Daily Indicative Value** (will link to IV description at bottom of page)

*	Market Capitalization = Daily Indicative Value x Shares Outstanding

**	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange	NYSE	Bloomberg Index Ticker	NDEUSIA

Ticker	INP	CUSIP	06739F291

Intraday Indicative Value Ticker	INP.IV	Inception Date	12/19/2006

Bloomberg ETN KeystrokeX	INP<EQUITY><GO>	Maturity Date	12/18/2036

Short Sales*	Yes, on an up- or downtick	Yearly Fee	0.89%¹

*	With short sales, you risk paying more for a security than you receive from its sale.

As of 09/30/2007

Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

Index

iPath

Indicative

Value

Return

As of 09/30/2007

Market Price Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

iPath

Market

Price

Return

Sources: BGI. Period ending 09/07. The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

Correlations	As of 09/30/2007
MSCI India Total Return IndexSM	1.00
S&P 500® Index	0.38
Lehman U.S. Aggregate Index	0.03
MSCI EAFE Index	0.54
MSCI Emerging Markets Index	0.67

Sources: MSCI, S&P, Lehman Brothers, BGI. Based on monthly returns, calculated for time period of 09/02-09/07.

Investor Fee/Yearly Fee

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

Investors may redeem at least 50,000 units of the iPath® MSCI India IndexSM ETN on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus. A redemption charge of 0.125% times the daily redemption value will apply. The redemption charge is a one-time charge imposed upon early redemption and is intended to allow the issuer to recoup brokerage and other transaction costs incurred in connection with early redemption.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Price Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a Daily Redemption Value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units¹ of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation Date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The closing level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PAGE TITLE	iPath® MSCI India Index ETN
TAB	Index Components
URL	http://www.ipathetn.com/iPath-MSCI-India-Index-ETN-components.jsp

[Header Graphic]

iPath® MSCI India IndexSM ETN (INP)

The iPath® MSCI India IndexSM ETN offers investors cost-effective and tax-efficient exposure to Indian equity securities as measured by the MSCI India Total Return IndexSM (the “Index”). Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity or at early redemption, based on the performance of the Index less investor fees.

[Tabs]
OVERVIEW	INDEX COMPONENTS	SECTOR WEIGHTINGS

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DOWNLOAD INDEX COMPONENTS

As of 09/30/07

MSCI India Total Return IndexSM

Top Ten Constituents	Float Adj. Shares (%)	Trading Facility	Sector
Reliance Industries Ltd.	15.60	NSE	Energy
Infosys Technologies Ltd.	9.36	NSE	Information Technology
ICICI Bank Ltd.	8.84	NSE	Financials
Housing Development Finance Corp. Ltd.	5.14	NSE	Financials
Reliance Communications Ltd.	3.90	NSE	Telecommunication Services
HDFC Bank Ltd.	3.58	NSE	Financials
Larsen & Toubro Ltd.	3.27	NSE	Industrials
Oil & Natural Gas Corp. Ltd.	2.66	NSE	Energy
Satyam Computer Services Ltd.	2.59	NSE	Information Technology
Bharat Heavy Electricals Ltd.	2.27	NSE	Industrials

Source: MSCI as of 09/07. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

PAGE TITLE	iPath® MSCI India IndexSM ETN
TAB	Sector Weightings
URL	http://www.ipathetn.com/iPath-MSCI-India-Index-ETN-sector.jsp

[Header Graphic]

iPath® MSCI India IndexSM ETN (INP)

The iPath® MSCI India Index ETNs are linked to the MSCI India Total Return Index (the “Index”). The Index is a free-float-adjusted market capitalization index designed to measure the market performance, including price performance and income from dividend payments, of Indian equity securities. The Index seeks to represent approximately 85% of the free-float-adjusted market capitalization of equity securities by industry group within India. As of September 30, 2007, the Index was comprised of 62 companies listed on the National Stock Exchange of India (the “NSE”).

[Tabs]
OVERVIEW	INDEX COMPONENTS	SECTOR WEIGHTINGS

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Sector Weights

Sector	Float Adj Shares (%)
Financials	25.57
Energy	17.92
Information Technology	16.99
Industrials	11.02
Materials	6.87
Consumer Discretionary	5.46
Consumer Staples	5.09
Telecommunication Services	4.83
Health Care	3.66
Utilities	2.59

Sources: S&P, MSCI as of 06/07. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market, or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

PAGE TITLE	iPath® EUR/USD Exchange Rate ETN
TAB	Overview
URL	http://www.ipathetn.com/euro-usd-exchange-rate-etn.jsp

[Header Graphic]

iPath® EUR/USD Exchange Rate ETN (ERO)

The iPath® EUR/USD Exchange Rate ETN offers investors cost-effective and tax-efficient exposure to the euro/U.S. dollar exchange rate (the “Index”). Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity or at early redemption¹, based on the performance of the Index, less investor fees.

[Tabs]
OVERVIEW	INDEX COMPONENTS

[Graphic] PRINT THIS PAGE

Related Links

Prospectus

Info Sheet

Currency Basics

•	Indicative Value Information

As of 10/23/2007

Market Data

Closing Price	Volume

Net Change	Volume Average

% Change	Shares Outstanding

High	Market Capitalization*

Low	Daily Indicative Value* (will link to IV description at bottom of page)

*	Market Capitalization = Daily Indicative Value x Shares Outstanding

*	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange	NYSE	Bloomberg Index Ticker	TNFXEURO

Ticker	ERO	CUSIP	06739F184

Intraday Indicative Value Ticker	ERO.IV	Inception Date	05/08/2007

Bloomberg ETN Keystroke	ERO<EQUITY><GO>	Maturity Date	05/14/2037

Short Sales*	Yes, on an up- or downtick	Yearly Fee	0.40%²

Deposit Rate	EONIA³ -.25 bps

*	With short sales, you risk paying more for a security than you receive from its sale.

As of 09/30/2007

Returns4

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

EUR/USD Index Factor

iPath

Indicative

Value

Return

As of 09/30/2007

Market Price Returns4

	1 mo.	3 mo.	6 mo.	`YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

iPath

Market

Price

Return

Sources: BGI. Period ending 09/07.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

FPO: EUR/USD INDEX FACTOR PERFORMANCE GRAPH

Source: BGI, Reuters 01/99-09/07 (based on daily returns).

The EUR/USD exchange rate is a foreign-exchange spot rate that measures the relative values of two currencies, the euro and the U.S. dollar. When the euro appreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the Securities) increases; when the euro depreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the Securities) decreases. The EUR/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one euro in the interbank market for settlement in two days, as reported each day shortly after 10:00 a.m. on Reuters page 1FED or any successor page.

Correlations	As of 09/30/2007
EUR/USD Index Factor	1.00
S&P 500® Index	0.0.08
Lehman U.S. Aggregate Index	0.31
MSCI EAFE Index	0.34
S&P GSCI™ Total Return Index	0.21

Sources: MSCI, S&P, Lehman Brothers, BGI. Based on monthly returns, calculated for time period of 09/02-09/07.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a Daily Redemption Value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units¹ of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation Date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level)—Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date. Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

Investors may redeem at least 50,000 units of the iPath® EUR/USD Exchange Rate ETN on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

[2]

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the currency component on that day times the accumulation component on that day.

The accumulation component will be calculated on a daily basis in the following manner: The accumulation component on the inception date will equal one. On each subsequent business day until maturity or early redemption, the accumulation component will equal (1) the accumulation component on the immediately preceding business day times (2) the sum of one plus the product of the deposit rate times the relevant daycount fraction. The daycount fraction on any business day will be the number of calendar days that have elapsed since the immediately preceding business day divided by 365.

For the iPath® EUR/USD Exchange Rate ETN, the deposit rate on any given day will be equal to the European Overnight Index Average, as reported on Reuters page EONIA or any successor page on the immediately preceding business day (the “EONIA”), minus 0.25%. The deposit rate is intended to represent the actual rate that would be paid by a bank on an overnight deposit of euros.

[3]	The deposit rate is intended to represent the actual rate that would be paid by a bank on an overnight deposit of euros.

[4]

Past performance does not guarantee future results. Index Factor performance is for illustrative purposes only and does not represent actual iPath ETNs performance. Index Factor performance returns do not reflect any management fees, transaction costs, or expenses. Indexes are unmanaged and one cannot invest directly in an index. The EUR/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one euro in the interbank market for settlement in two days, as reported each day shortly after 10:00 a.m. on Reuters page 1FED or any successor page.

Indexes are unmanaged and one cannot invest directly in an index.

PAGE TITLE	iPath® EUR/USD Exchange Rate ETN
TAB	Index Components
URL	http://www.ipathetn.com/euro-usd-exchange-rate-etn-components.jsp

[Header Graphic]

iPath® EUR/USD Exchange Rate ETN (ERO)

iPath Exchange Traded Notes (ETNs) are senior, unsubordinated, unsecured debt securities issued by Barclays Bank PLC delivering exposure to the returns of a market or strategy with the trading flexibility of an equity. The iPath® EUR/USD Exchange Rate ETN offers investors cost-effective and tax-efficient exposure to the euro/U.S. dollar exchange rate (the “Index”). Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity or at early redemption¹, based on the performance of the Index, less investor fees.

[Tabs]
OVERVIEW	INDEX COMPONENTS

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iPath® EUR/USD Exchange Rate ETN - Components

Index	Ticker	Trading Facility	Sector
EUR/USD Exchange Rate	TNXEUR	Interbank Market	Currency

Deposit Rate	EONIA	N/A	Currency

¹

Investors may redeem at least 50,000 units of the iPath® EUR/USD Exchange Rate ETN on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

PAGE TITLE	iPath® GBP/USD Exchange Rate ETN
TAB	Overview
URL	http://www.ipathetn.com/gbp-usd-exchange-rate-etn.jsp

[Header Graphic]

iPath® GBP/USD Exchange Rate ETN (GBB)

The iPath® GBP/USD Exchange Rate ETN offers investors cost-effective and tax-efficient exposure to the British pound/U.S. dollar exchange rate (the “Index”). Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity or at early redemption¹, based on the performance of the Index, less investor fees.

[Tabs]
OVERVIEW	INDEX COMPONENTS

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Related Links

Prospectus

Info Sheet

Currency Basics

•	Indicative Value Information

As of 10/23/2007

Market Data

Closing Price	Volume

Net Change	Volume Average

% Change	Shares Outstanding

High	Market Capitalization*

Low	Daily Indicative Value** (will link to IV description at bottom of page)

*	Market Capitalization = Daily Indicative Value x Shares Outstanding

**	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange	NYSE	Bloomberg Index Ticker	TNFXGBP

Ticker	GBB	CUSIP	06739F176

Intraday Indicative Value Ticker	GBB.IV	Inception Date	05/08/2007

Bloomberg ETN Keystroke	GBB<EQUITY><GO>	Maturity Date	05/14/2037

Short Sales*	Yes, on an up- or downtick	Yearly Fee	0.40%²

Deposit Rate	SONIA³ - 25 bps

*	With short sales, you risk paying more for a security than you receive from its sale.

As of 09/30/2007

Returns4

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

GBP/USD Index Factor

iPath

Indicative

Value

Return

As of 09/30/2007

Market Price Returns4

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

iPath

Market

Price

Return

Sources: BGI. Period ending 09/07.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

FPO: GBP/USD INDEX FACTOR PERFORMANCE GRAPH

Source: BGI, Reuters 01/97-09/07 (based on daily returns).

Past performance does not guarantee future results. Index factor performance is for illustrative purposes only and does not represent actual iPath ETNs performance. Index factor performance does not reflect any management fees, transaction costs, or expenses. Indexes are unmanaged and one cannot invest directly in an index. For current Index and iPath ETNs performance, go to www.iPathETN.com. The GBP/USD exchange rate is a foreign-exchange spot rate that measures the relative values of two currencies, the British pound and the U.S. dollar. When the British pound appreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the Securities) increases; when the British pound depreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the Securities) decreases. The GBP/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one British pound in the interbank market for settlement in two days, as reported each day shortly after 10:00 a.m. on Reuters page 1FED or any successor page.

Correlations	As of 09/30/2007
GBP/USD Index Factor	1.00
S&P 500® Index	0.01
Lehman U.S. Aggregate Index	0.27
MSCI EAFE Index	0.28
S&P GSCI™ Total Return Index	0.10

Sources: MSCI, S&P, Lehman Brothers, BGI. Based on monthly returns, calculated for time period of 09/02-09/07.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a Daily Redemption Value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units¹ of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation Date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

Investors may redeem at least 50,000 units of the iPath® GBP/USD Exchange Rate ETN on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

[2]

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the currency component on that day times the accumulation component on that day.

The accumulation component will be calculated on a daily basis in the following manner: The accumulation component on the inception date will equal one. On each subsequent business day until maturity or early redemption, the accumulation component will equal (1) the accumulation component on the immediately preceding business day times (2) the sum of one plus the product of the deposit rate times the relevant daycount fraction. The daycount fraction on any business day will be the number of calendar days that have elapsed since the immediately preceding business day divided by 365.

For the iPath® GBP/USD Exchange Rate ETN, the deposit rate on any given day will be equal to the Sterling Overnight Index Average, as reported on Reuters page SONIA or any successor page on the immediately preceding business day (the “SONIA”), minus 0.25%. The deposit rate is intended to represent the actual rate that would be paid by a bank on an overnight deposit of British pounds.

[3]

The deposit rate earned on the Principal amount of the Security is equal to the Sterling Overnight Index Average, as reported on Reuters page SONIA, minus 25 bps, the latter which represents the difference between the bid and offered rates on deposits.

[4]

Past performance does not guarantee future results. Index returns are for illustrative purposes only and do not represent actual iPath ETNs performance. Index performance returns do not reflect any management fees, transaction costs, or expenses. Indexes are unmanaged and one cannot invest directly in an index. The JPY/USD exchange rate is determined by dividing one by the U.S. dollar / Japanese yen exchange rate, as reported each day shortly after 10:00 a.m. on Reuters page 1FED or any successor page, and truncating the quotient to ten decimal places.

Indexes are unmanaged and one cannot invest directly in an index.

PAGE TITLE	iPath® GBP/USD Exchange Rate ETN
TAB	Index Components
URL	http://www.ipathetn.com/gbp-usd-exchange-rate-etn-components.jsp

[Header Graphic]

iPath® GBP/USD Exchange Rate ETN (GBB)

iPath Exchange Traded Notes (ETNs) are senior, unsubordinated, unsecured debt securities issued by Barclays Bank PLC delivering exposure to the returns of a market or strategy with the trading flexibility of an equity. The iPath® GBP/USD Exchange Rate ETN offers investors cost-effective and tax-efficient exposure to the British pound/U.S. dollar exchange rate (the “Index”). Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity or at early redemption¹, based on the performance of the Index, less investor fees.

[Tabs]
OVERVIEW	INDEX COMPONENTS

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iPath® GBP/USD Exchange Rate ETN - Components

Index	Ticker	Trading Facility	Sector
GBP/USD Exchange Rate	TNFX	Interbank Market	Currency

Deposit Rate	SONIA	N/A	Currency

¹

Investors may redeem at least 50,000 units of the iPath® GBP/USD Exchange Rate ETN on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

PAGE TITLE	iPath® JPY/USD Exchange Rate ETN
TAB	Overview
URL	http://www.ipathetn.com/jpy-usd-exchange-rate-etn.jsp

[Header Graphic]

iPath® JPY/USD Exchange Rate ETN (JYN)

The iPath® JPY/USD Exchange Rate ETN offers investors cost-effective and tax-efficient exposure to the Japanese yen/US dollar exchange rate (the “Index”). Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity or at early redemption¹, based on the performance of the Index, less investor fees.

[Tabs]
OVERVIEW	INDEX COMPONENTS

[Graphic] PRINT THIS PAGE

Related Links

Prospectus

Info Sheet

Currency Basics

•	Indicative Value Information

As of 10/23/2007

Market Data

Closing Price	Volume

Net Change	Volume Average

% Change	Shares Outstanding

High	Market Capitalization*

Low	Daily Indicative Value** (will link to IV description at bottom of page)

*	Market Capitalization = Daily Indicative Value x Shares Outstanding

**	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange	NYSE	Bloomberg Index Ticker	TNFXJY

Ticker	JYN	CUSIP	06739G851

Intraday Indicative Value Ticker	JYN.IV	Inception Date	05/08/2007

Bloomberg ETN Keystroke	JYN<EQUITY><GO>	Maturity Date	05/14/2037

Short Sales*	Yes, on an up- or downtick	Yearly Fee	0.40%²

Deposit Rate	Mutan³ - 25 bps

*	With short sales, you risk paying more for a security than you receive from its sale.

As of 09/30/2007

Returns4

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

JPY/USD Index Factor

iPath

Indicative

Value

Return

As of 09/30/2007

Market Price Returns4

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

iPath

Market

Price

Return

Sources: BGI. Period ending 09/07.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

FPO: JPY/USD INDEX FACTOR PERFORMANCE GRAPH

Source: BGI, Reuters 01/97-09/07 (based on daily returns).

Past performance does not guarantee future results. Index factor performance is for illustrative purposes only and does not represent actual iPath ETNs performance. Index factor performance does not reflect any management fees, transaction costs, or expenses. Indexes are unmanaged and one cannot invest directly in an index. For current Index and iPath ETNs performance, go to www.iPathETN.com.

The Japanese yen/U.S. dollar exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the Japanese yen and the U.S. dollar. When the Japanese yen appreciates relative to the U.S. dollar, the Japanese yen/U.S. dollar exchange rate decreases, the JPY/USD exchange rate increases and the value of the Securities increases; when the Japanese yen depreciates relative to the U.S. dollar, the Japanese yen/U.S. dollar exchange rate increases, the JPY/USD exchange rate decreases and the value of the Securities decreases. The JPY/USD exchange rate is determined by dividing one by the Japanese yen/U.S. dollar exchange rate, as reported each day shortly after 10:00 a.m. on Reuters page 1FED or any successor page, and truncating the quotient to ten decimal places.

Correlations	As of 009/30/2007
JPY/USD Index Factor	1.00
S&P 500® Index	-0.12
Lehman U.S. Aggregate Index	0.44
MSCI EAFE Index	0.13
S&P GSCI™ Total Return Index	0.06

Sources: MSCI, S&P, Lehman Brothers, BGI. Based on monthly returns, calculated for time period of 09/02-09/07.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a Daily Redemption Value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units¹ of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date. A Redemption Date is the third business day following each valuation Date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level)—Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

Investors may redeem at least 50,000 units of the iPath® JPY/USD Exchange Rate ETN on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

[2]

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the currency component on that day times the accumulation component on that day.

The accumulation component will be calculated on a daily basis in the following manner: The accumulation component on the inception date will equal one. On each subsequent business day until maturity or early redemption, the accumulation component will equal (1) the accumulation component on the immediately preceding business day times (2) the sum of one plus the product of the deposit rate times the relevant daycount fraction. The daycount fraction on any business day will be the number of calendar days that have elapsed since the immediately preceding business day divided by 365.

For the iPath® JPY/USD Exchange Rate ETN, the deposit rate on any given day will be equal to the Bank of Japan’s uncollateralized overnight call rate, as reported on Reuters page TONAT or any successor page on the immediately preceding business day (the “Mutan rate”), minus 0.25%. The deposit rate is intended to represent the actual rate that would be paid by a bank on an overnight deposit of Japanese yen.

[3]

The deposit rate earned on the Principal amount of the Security is equal to the Bank of Japan’s uncollateralized overnight call rate minus 25 bps, the latter which represents the difference between the bid and offered rates on deposits.

[4]

Past performance does not guarantee future results. Index returns are for illustrative purposes only and do not represent actual iPath ETNs performance. Index performance returns do not reflect any management fees, transaction costs, or expenses. Indexes are unmanaged and one cannot invest directly in an index. The JPY/USD exchange rate is determined by dividing one by the Japanese yen/U.S. dollar exchange rate, as reported each day shortly after 10:00 a.m. on Reuters page 1FED or any successor page, and truncating the quotient to ten decimal places.

Indexes are unmanaged and one cannot invest directly in an index.

PAGE TITLE	iPath® JPY/USD Exchange Rate ETN
TAB	Index Components
URL	http://www.ipathetn.com/jpy-usd-exchange-rate-etn-components.jsp

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iPath® JPY/USD Exchange Rate ETN (JYN)

iPath Exchange Traded Notes (ETNs) are senior, unsubordinated, unsecured debt securities issued by Barclays Bank PLC delivering exposure to the returns of a market or strategy with the trading flexibility of an equity. The iPath® JPY/USD Exchange Rate ETN offers investors cost-effective and tax-efficient exposure to the Japanese yen/US dollar exchange rate (the “Index”). Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity or at early redemption¹, based on the performance of the Index, less investor fees.

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OVERVIEW	INDEX COMPONENTS

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iPath® JPY/USD Exchange Rate ETN - Components

Index	Ticker	Trading Facility	Sector
JPY/USD Exchange Rate	TNFXJY	Interbank Market	Currency

Deposit Rate	DYNECALM	N/A	Currency

¹

Investors may redeem at least 50,000 units of the iPath® JPY/USD Exchange Rate ETN on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

PAGE TITLE	iPath® CBOE S&P 500 BuyWrite IndexSM ETN
TAB	Overview
URL	http://www.ipathetn.com/buywrite-etn-overview.jsp

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iPath® CBOE S&P 500 BuyWrite IndexSM ETN (BWV)

The iPath® CBOE S&P 500 BuyWrite Index ETN offers investors cost-effective and tax-efficient exposure to the CBOE S&P 500 BuyWrite IndexSM, commonly known as the BXM Index (the “Index”). The Index is designed to measure the total rate of return of a hypothetical “buy-write”, or “covered call”, strategy on the S&P 500® Index. This strategy consists of a hypothetical portfolio consisting of a “long” position indexed to the S&P 500® Index (i.e. purchasing the common stocks included in the S&P 500® Index) and the sale of a succession of one-month, at– or slightly out-of-the-money S&P 500® Index call options that are listed on the Chicago Board Options Exchange (“CBOE”).

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OVERVIEW	RETURNS & RISK ANALYSIS	OPTION PREMIUMS

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Related Links

Prospectus

Info Sheet

•	Indicative Value Information

As of 10/23/2007

Market Data

Closing Price	Volume

Net Change	20-Day Volume Average

% Change	Shares Outstanding

High	Market Capitalization*

Low	Daily Indicative Value** (will link to IV description at bottom of page)

*	Market Capitalization = Daily Indicative Value x Shares Outstanding

**	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange	AMEX	Bloomberg Index Ticker	BXM
Ticker	BWV	CUSIP	06739F135
Intraday Indicative Value Ticker	BWV.IV	Inception Date	05/22/2007
Bloomberg ETN Keystroke	BWV<EQUITY><GO>	Maturity Date	05/28/2037
Short Sales*	Yes, on an uptick or downtick	Yearly Fee	0.75%¹

*	With short sales, you risk paying more for a security than you receive from its sale.

As of 09/30/2007

Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

CBOE S&P 500 BuyWrite IndexSM

iPath

Indicative

Value

Return

As of 09/30/2007

Market Price Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

iPath

Market

Price

Return

S&P, CBOE, BGI. Period ending 09/07. The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Price Returns

Market Price Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Price Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a Daily Redemption Value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units¹ of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date. A Redemption Date is the third business day following each valuation Date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

²

Investors may redeem at least 50,000 units of the iPath® CBOE S&P 500 BuyWrite Index ETN on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

PAGE TITLE	iPath® CBOE S&P 500 BuyWrite IndexSM ETN
TAB	Returns and Risk Analysis
URL	http://www.ipathetn.com/buywrite-etn-risk-analysis.jsp

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iPath® CBOE S&P 500 BuyWrite IndexSM ETN (BWV)

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OVERVIEW	RETURNS & RISK ANALYSIS	OPTION PREMIUMS

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As of 09/30/2007

Risk Adjusted Returns

	BXM	SPX
Standard Deviation
Sharpe Ratio*

Sources: S&P, CBOE, BGI 06/88 - 09/07.

*	The Sharpe ratio is a measure of risk-adjusted returns. It is calculated by dividing the average return in excess of the risk-free rate by the standard deviation.

Standard Deviation: CBOE S&P 500 BuyWrite IndexSM VS S&P 500® Index

FPO: Standard Deviation Chart

Sources: S&P, CBOE, BGI 06/88 - 09/07

Rolling 5-year Annualized Standard Deviation: CBOE S&P 500 BuyWrite IndexSM VS S&P 500® Index

FPO: Standard Deviation Graph

Sources: S&P, CBOE, BGI 06/88 - 09/07.

Rolling 5-year Annualized Returns: CBOE S&P 500 BuyWrite IndexSM VS S&P 500® Index

FPO: Returns Graph

Sources: S&P, CBOE, BGI 06/88 - 09/07.

Index returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index performance returns do not reflect any investor fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an index. Past performance does not guarantee future results.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500”, and “500” are trademarks of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and “BuyWrite” and “CBOE” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”). These marks have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by S&P or CBOE and S&P and CBOE make no representation regarding the advisability of investing in the Securities.

PAGE TITLE	iPath® CBOE S&P 500 BuyWrite IndexSM ETN
TAB	Option Premiums
URL	http://www.ipathetn.com/buywrite-etn-option-premiums.jsp

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iPath® CBOE S&P 500 BuyWrite IndexSM ETN (BWV)

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OVERVIEW	RETURNS & RISK ANALYSIS	OPTION PREMIUMS

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The following is a chart of the hypothetical average call premiums earned from the deemed sale of a succession of one-month, at-the-money or slightly out-of-the-money call options on the S&P 500® Index. This monthly deemed income component combined with the monthly return on a long position in the S&P 500 Index would equal the strategy’s monthly return.

Monthly Call Premiums: CBOE S&P 500 BuyWrite IndexSM (% of S&P 500® Index underlying value)

FPO: Options Premium Chart

Sources: CBOE, S&P, BGI 06/88 - 09/07.

Index returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index performance returns do not reflect any investor fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an index. Past performance does not guarantee future results.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500”, and “500” are trademarks of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and “BuyWrite” and “CBOE” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”). These marks have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by S&P or CBOE and S&P and CBOE make no representation regarding the advisability of investing in the Securities.

PAGE TITLE	Privacy Policy
URL	http://www.ipathetn.com/privacy.jsp

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PRIVACY POLICY

Effective date: May 10, 2006

INTRODUCTION

This Privacy Policy applies to information that visitors transmit to Barclays Global Investors, N.A. (“BGI”) through this iPath ETN website (the “Site”).

BGI is committed to your privacy. This Privacy Policy is designed to inform you of what information we collect from you on this Site and how we and our affiliates handle that information.

To put it simply: We will not sell non-public, personal information we collect about you on this Site to anyone. We will store the information using generally accepted encryption and data-storage technology. And we will give you the ability to opt out of our using the information to send you separate online marketing and advertising.

Please direct any questions to ipathetn@seic.com or call 1-877-76-iPATH.

US ONLY

This Privacy Policy explains the Site’s processing and storage practices in the United States for personal information transmitted through the Site. Visitors subject to the jurisdiction of other countries must not submit information through this Site, and by doing so waive any and all liability Barclays Global Investors may have to them in connection with such information. By browsing the Site and communicating electronically with us, Site visitors acknowledge that we are processing and storing their personal information in the United States under US privacy standards.

WHAT WE COLLECT AND WHEN

Personally Identifiable Information

When you opt-in with the Site we collect your name, company address, email address, telephone number, and additional contact information. We also ask whether you are an individual or a financial professional and for related information.

When you send email through the Site, we collect your email address, as well as any additional information you include in the message.

When you’re navigating the Site we record your IP address.

We consider each of the above pieces of information to be “Personally Identifiable Information” because it is individually identifiable information about you.

Other Information Associable with You

When you answer our online surveys we collect your responses.

When you’re navigating the Site we log various information to help manage and improve our Site, services, and marketing, in general, and for you in particular. For example, we identify items such as domains and browser types to understand how our Site is used and to report these statistics in the aggregate to the vendors that manage the technology of our website.

Cookies, etc.

Like many websites, we use cookies, 1-pixel gifs (spotlight tags), JavaScript code, and other standard web technology to collect information for our own use.

A cookie is a small data file that we transfer to your computer’s hard disk for record-keeping purposes. You can instruct your browser, by editing its options, to stop accepting cookies or to prompt you before accepting a cookie and to permit you to refuse it. In most cases you can refuse a cookie and still navigate our Site, though it may disable some features. Check with the maker of your browser for more information about how to control cookies.

Cookies make it easier for you to use the site and for us to offer opt-in and opt-out opportunities, and they enable us to follow your navigation through the site and customize it to your interests. They allow us to remember your identity and preferences so we can display content appropriate for you and your interests.

These technologies also help manage our online marketing. Third parties advertisers, who host web sites where we advertise, use (and are contractually obligated to disclose their use of) 1-pixel or transparent GIF files (“spotlight” technology) on their own and other third party websites. These GIF files are provided by our ad management partner. These files enable our ad management partner to recognize a unique cookie on your web browser, which in turn enables us to learn which advertisements bring users to our website. The cookie was placed by us or by another advertiser who works with our ad management partner. Our ad management partner uses your IP address in conjunction with these technologies but does not collect your name, address, telephone number, or email address. Please contact us at the email or phone number below for more information about our ad management partner, including information about how to opt out of these technologies.

Although we contract with third parties to manage the use of these technologies, the information is only used to help manage our own marketing materials and our own websites. The third parties are obligated by contract to keep the information confidential and are prohibited from using it for any other purpose.

HOW WE USE YOUR PERSONALLY IDENTIFIABLE INFORMATION

We use your personally identifiable information (and at times other information we collect) to authenticate your visits; to send you email notifications and product fact sheets; so you can participate in conferences or events; so we can respond to email inquiries and questions to our call center; and to help us better market and provide our and our affiliates’ products and services. We also use the information to manage and improve our Site content and notify you about changes or improvements to our Site.

Unless you have opted out of receiving marketing information, we use your personal information to customize and deliver that information to you.

We also enhance or merge personal information with data from third parties in order to better market our products and services and serve your needs.

We use the search terms you enter to help us refine our search functionality and to improve how we appear on external search engines such as Google and Yahoo!.

LIMITED DISCLOSURE OF YOUR PERSONAL INFORMATION TO THIRD PARTIES

We do share non-public, personally identifiable information with our affiliates. We only disclose non-public, personally identifiable information to unaffiliated third parties as follows.

To advertising and marketing agencies to help sell and market our own products and services. To technology and other service providers (such as those that provide portfolio tools) to provide technology and services to us. To vendors that help us fulfill requests to deliver product information, publications, or reference materials or that facilitate use of third party tools provided by or through our Site.

The above unaffiliated third parties are all contractually obligated to keep the information confidential and to not use the information for any purpose other than providing services to us and to you under our direction.

We also disclose such information as permitted or required by law or as required by subpoena, search warrant or other legal process.

As our business evolves, we may sell, transfer, or otherwise share some or all of our assets, including information provided by you, in connection with a merger, reorganization, or sale of some or all of our assets, or in the event of bankruptcy. In any such event, personally identifiable and other information may be one of the assets transferred.

CHOICE

Opting out

You can opt out of our using non-public, personally identifiable information we collect on the Site to send you separate online marketing and advertising materials by contacting us at the below phone number or email, or clicking on an “unsubscribe” link in our marketing emails.

Reviewing your information and requesting changes to your Profile

Please direct inquiries about the accuracy of information previously submitted through the Site, or requests to update information, to: ipathetn@seic.com or call 1-877-76-iPATH. We are not responsible for outdated information or for verifying any personal information submitted.

MORE ON PRIVACY

Children’s online privacy protection

BGI understands the importance of protecting children’s privacy, especially in an online environment. The Site is not designed for or directed at children. It is our policy not to knowingly collect or maintain information about anyone under the age of 13.

Links to third party sites

The Site contains links to third party websites. We assume no responsibility for the information practices of those websites. We encourage visitors to review each site’s privacy policy before disclosing any personal information on that site.

Phishing

We do not and will not, at any time, request personal information in a non-secure or unsolicited e-mail or telephone communication. Identity theft and the practice currently known as “phishing” are of great concern to us. Safeguarding information to help protect your from identity theft is our priority. For more information about phishing, visit the Federal Trade Commission at http://www.ftc.gov/bcp/conline/pubs/alerts/phishingalrt.htm.

Security

The Site uses generally accepted standards of technology and operational security to protect personal information. Personal information received through the Site is encrypted.

CHANGES TO THIS POLICY

This Privacy Policy may be updated from time to time as our services change and grow. We will indicate any such changes at the privacy link at the bottom of our home page, and your continued use of the Site will signify your acknowledgement of any new terms. The most current version of the Privacy Policy can be found by visiting the privacy link at http://www.ipathetn.com/privacy.jsp.

CONTACT

We welcome inquiries or comments about our Privacy Policy and any queries or concerns about iPath at ipathetn@seic.com or call 1-877-76-iPATH.

PAGE TITLE	Terms of Use
URL	http://www.ipathetn.com/terms.jsp

[Header Graphic]

TERMS & CONDITIONS

GLOBAL INTERNET DISCLAIMER

This website is for the user’s personal use. The user may not sell, copy, publish, distribute, transfer, modify, display, reproduce, and/or create any derivative works from the information or software on this site. The user also may not redeliver any of the pages, text, images, or content of this site using “framing” or similar technology.

The contents of this site, including text, graphics, links and/or other items, have been prepared based upon sources, materials, and systems believed to be reliable and accurate, and are provided to you on an “as is” and “as available” basis. Barclays Bank PLC, its affiliates and its data providers make no representations, and disclaims all, express, implied and statutory warranties of any kind to the user or any third party, including, but not limited to, representations, and warranties regarding accuracy, timeliness, completeness, merchantability, fitness for any particular purpose, non-infringement of third party rights, and/or freedom from computer viruses. Barclays Global Investors and its data providers assume no responsibility for the consequences of any errors or omissions.

The user agrees that, as a condition of continued receipt of the information provided herewith, the user shall not create, sponsor or permit the trading on the user’s exchange facilities, if applicable, of financial instruments or investment products (including, without limitation, derivatives, structured products, investment funds, exchange-traded funds or derivatives based on exchange-traded funds (e.g., options on ETFs or futures on ETFs)) where the price, return and/or performance of such instrument or product is based on, related to, or intended to track, an index or financial instrument or investment product (e.g., an exchange-traded fund) linked to such index, without a separate written agreement with the index provider.

Important iPath Exchange Traded Notes Disclosure

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, uncertain principal repayment, and illiquidity. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the value of the relevant index has increased. An investment in iPath ETNs may not be suitable for all investors. Barclays Global Investors Services, a subsidiary of Barclays Global Investors, N.A., assists in the promotion of iPath Exchange Traded Notes. Barclays Global Investors, N.A., and Barclays Capital Inc., are affiliates of Barclays Bank PLC.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Sales in the secondary market may result in significant losses.

Barclays Bank PLC and its affiliates, including Barclays Global Investors, N.A., and its affiliates, and Barclays Capital Inc., and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

“Dow Jones®”, “AIG®”, “Dow Jones-AIG Commodity IndexSM”, “DJ-AIGCISM”, “Dow Jones-AIG Commodity Index Total ReturnSM”, “Dow Jones-AIG Agriculture Total Return Sub-IndexSM”, “Dow Jones-AIG Copper Total Return Sub-IndexSM”, “Dow Jones-AIG Energy Total Return Sub-IndexSM”, “Dow Jones-AIG Grains Total Return Sub-IndexSM”, “Dow Jones-AIG Industrial Metals Total Return Sub-IndexSM”, “Dow Jones-AIG Livestock Total Return Sub-IndexSM ”, Dow Jones-AIG Natural Gas Total Return Sub-IndexSM and “Dow Jones-AIG Nickel Total Return Sub-IndexSM” are registered trademarks or servicemarks of Dow Jones & Company, Inc. (“Dow Jones”), and American International Group, Inc. (“AIG”), as the case may be, and have been licensed for use for certain purposes by Barclays Bank PLC for the Securities. The Securities based on the Dow Jones–AIG Commodity Index Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, AIG Financial Products Corp. (“AIG-FP”), AIG, or any of their respective subsidiaries or affiliates and none of Dow Jones, AIG-FP, AIG, or any of their respective subsidiaries or affiliates makes any representation regarding the advisability of investing in such Securities.

S&P GSCI™, S&P GSCI™ Index, S&P GSCI™ Total Return Index, S&P GSCI™ Crude Oil Total Return Index and S&P GSCI™ Commodity Index are trademarks or service marks of Standard & Poor’s and have been licensed for use by Barclays Bank PLC in connection with the Securities. The Securities are not sponsored or endorsed by Standard & Poor’s or any of its affiliates. The Securities are not sold by Goldman, Sachs & Co. or any of its affiliates, other than in its capacity as a dealer of the Securities. Neither Standard & Poor’s nor Goldman, Sachs & Co. nor any its affiliates makes any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI™ or any of its subindexes to track general commodity market performance.

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PAGE TITLE	Press Releases
URL	http://www.ipathetn.com/press-releases.jsp

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PRESS RELEASES

iPATH EXCHANGE TRADED NOTES

•	October 1, 2007

Barclays iPath® ETNs Move from Weekly to Daily Redemption

•	September 20, 2007

Barclays iPath® ETNs attract more than $3 billion in market capitalization

•	April 20, 2007

Barclays iPath® ETNs attract more than $2 billion in market capitalization in ten months

•	December 20, 2006

Barclays iPath® ETNs attract more than $1 billion in market capitalization in just over six months

•	August 16, 2006

Barclays Launches iPath® Exchange Traded Note Linked to Goldman Sachs Crude Oil Total Return Index

•	June 7, 2006

Robert E. Diamond, Jr., President, Barclays PLC to Ring NYSE Opening Bell

Launch of First iPath® Exchange Traded Notes on NYSE.

First Day of Barclays Classic - PGA TOUR Event.

20th Anniversary of Barclays listing on NYSE.